Exhibit 10.39

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement") is entered into as of May 9, 2014, by and among Jadian, Inc., an Illinois corporation ("Buyer") and Jadian Enterprises, Inc., a Michigan corporation ("Seller").

RECITALS:

A.              Jerry Norris ("Jerry"), Kim Griggs ("Kim"), Karen Griggs ("Karen"), and Guy Metz ("Guy") are the shareholders of Seller.

B.              Upon the terms and subject to the conditions set forth in this Agreement, Seller desires to sell, assign, convey and transfer to Buyer, and Buyer desires to purchase and acquire from Seller, substantially all of the intangible assets and certain tangible assets used in connection with the business of Seller as more specifically described in this Agreement.

C.              As a condition precedent Jerry, Kim, Karen and Guy, the sole shareholders of the Seller, have agreed not to compete with Buyer, and in connection therewith to execute and deliver certain documents to Buyer, as more specifically described in this Agreement.

NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, and each intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

Section 1.1 Assets To Be Acquired. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements hereinafter set forth, Seller hereby agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer hereby agrees to purchase, acquire, and accept from Seller, all of the right, title and interest of Seller in and to all of Seller's assets, including without limitation the following described assets, properties, rights, and contracts, wherever located, whether tangible or intangible, which are owned by, licensed by, leased by, or in the possession of, Seller, whether or not reflected on the books and records of Seller (the "Assets"), free and clear of all liens, claims, charges, security interests, restrictions and other encumbrances of any kind or nature, except for those specifically set forth on the relevant schedules to this Agreement or otherwise specifically assumed pursuant to the express terms of this Agreement, including without limitation, the following Assets:

Section 1.1.1 Know-How. All right, title and interest in and to (i) all patents, patent applications and docketed inventions, domestic and foreign (the "Patents"), including but not limited to those listed on Schedule 1.1.1., and (ii) all research and development results, processes, trade secrets, methods, operating techniques, know-how, algorithms, formulae, specifications, drawings, designs, inventions, discoveries and engineering information, and quality control, testing, operational, logistical, maintenance and other technical data and information and technology (the "Know-How") and all documents, notebooks, logbooks, tapes, discs, records, reports and other media relating thereto including without limitation that which is described on Schedule 1.1.1.

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Section 1.1.2 Trademarks and Copyrights. All right, title, interest and goodwill in and to all trademarks, trade names and service marks, and registrations and applications for such trademarks, trade names and service marks domestic and foreign (the "Trademarks"), including without limitation those that are listed on Schedule 1.1.2, and all right, title, and interest in and to all copyrights, and registrations and applications for such copyrights, domestic and foreign (the "Copyrights"), including without limitation those that are listed on Schedule 1.1.2.

Section 1.1.3 Equipment. All of the equipment, computers, machinery, and other tangible assets listed on Schedule 1.1.3 (collectively, the "Equipment").

Section 1.1.4 Computer Assets. All right, title and interest (including copyright interests) in and to all computer programs (including computer modeling programs, design and operational and applications software and computer source and object codes), firmware, computer data bases, and related documentation, acquired or developed or used for the use or operation of (i) products, systems or components based on, derived from or incorporating the Patents, the Know-How or the Copyrights, (ii) communications, and (iii) the Equipment, or (iv) for design, development, engineering, or manufacturing purposes, related thereto, or for any other purpose (the "Computer Assets") including without limitation the computer programs identified on Schedule 1.1.4.

Section 1.1.5 Warranties and Other Rights. To the extent assignable, all rights under or pursuant to all warranties, representations, guarantees and service contacts made by suppliers, manufacturers and contractors in connection with products or services purchased by Seller affecting the Equipment or the Assets.

Section 1.1.6 Contracts. To the extent assignable, all accounts, contracts, subcontracts, licenses and sublicenses, and agreements and other arrangements, proposals, bids, quotations, purchase orders and commitments, and sales orders and commitments, of any kind, whether written or oral, including joint venture, teaming and partnership agreements (the "Contracts"), including without limitation those Contracts identified on Schedule 1.1.6.

Section 1.1.7 Causes of Action. All causes of action, claims or rights of action against third parties arising from or based on the infringement, misappropriation, misuse or unauthorized use of the Patents, the Know-How, the Assets, the Trademarks or the Copyrights.

Section 1.1.8 Inventory. All merchantable inventory of the Assets as of the date hereof, as set forth on Schedule 1.1.8, and updated as of the Closing Date.

Section 1.1.9 Accounts Receivable. All accounts receivable for goods or services rendered prior to the Closing Date by Seller to customers of Seller, whether or not such customers have been presented with an invoice or statement for such payment prior to the Closing Date, as set forth on Schedule 1.1.9, and updated as of the Closing Date (the "Receivables"). Without limiting the foregoing, all amounts previously paid to Seller for prepaid contracts (whether maintenance, support or otherwise) are excluded from the Receivables and are addressed in Section 1.1.10 below.

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Section 1.1.10 Prepaid Maintenance and Support Contracts. Seller shall maintain all prepaid maintenance and support contracts, if any, as set forth on Schedule 1.1.10, up to the date of Closing and shall credit a pro rata amount of those contracts, equal to $40,760.02, to the Buyer at Closing.

Section 1.1.11 Communication Assets. Seller's telephone number(s), facsimile number(s), website, domain name(s), and promotional material.

Section 1.1.12 Records. A copy of Seller's business records and files pertaining to the Assets.

Section 1.2 Excluded Assets. Seller shall not sell, and Buyer is under no obligation to purchase, any of the following ("Excluded Assets"):

Section 1.2.1 Any refunds in regard to income and other taxes;

Section 1.2.2 Cash on hand as of the Closing;

Section 1.2.3 Business records, stock book and charter documents and all real estate (whether owned or leased);

Section 1.2.4 Seller's right to repayment of that cash advances from the Seller to Guy, Jerry, Karen and Kim in the amount of $20,000;

Section 1.2.5 All rights of Seller under this Agreement and all other documents executed in connection herewith to which Seller is a party;

Section 1.2.6 the Purchase Price; and

Section 1.2.7 Seller's right to refund of its security deposit under that Lease between Seller and KEPS Technologies, Inc., dated January 31, 2007.

Section 1.3 Liabilities Excluded. Except for obligations arising from and after the date of closing under the Contracts, which Buyer expressly assumes ("Assumed Liabilities"), Buyer shall not and does not hereby assume or become liable for any obligations, liabilities or indebtedness of Seller, whether due or to become due, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, contingent, executory or otherwise, howsoever or whenever arising, which are not expressly assumed by Buyer in writing, including but not limited to (a) any of Seller's accounts payable, and (b) Seller's obligations under its mortgages and its lines of credit, if any (the "Lines of Credit"), all of which shall be satisfied by Seller on or before the Closing Date, to the extent such satisfaction is necessary for Seller to convey the Purchased Assets free and clear of any encumbrances.

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Section 1.4 Assignment of Contracts and Rights. This Agreement shall not operate to assign any Asset or any claim, right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party (including a government or governmental unit), would constitute a breach, default or other contravention thereof or in any way adversely affect the rights of Seller or Buyer thereunder. Seller and Buyer will each use their commercially reasonable efforts to obtain the consent of such third parties for the assignment thereof to Buyer prior to Closing, and if such consent is not obtained by Closing or if such attempted assignment thereof would not assign all of Seller's rights thereunder at Closing, Seller and Buyer shall continue to cooperate and use their commercially reasonable efforts in order that Buyer would obtain all of such rights thereunder. To the extent that the consents and waivers referred to herein are not obtained by Seller or until the impediments to the sale, assignment, transfer, delivery or sublease referred to therein are resolved, Seller shall use its commercially reasonable efforts to (i) provide, at the request of Buyer, to Buyer the benefits of any such Asset referred to herein, (ii) cooperate in any lawful arrangement designed to provide such benefits to Buyer, and (iii) enforce, at the request of and for the account of Buyer, any rights of Seller arising from any Asset referred to herein against any third person (including a government or governmental unit) including the right to elect to terminate in accordance with the terms thereof upon the advice of Buyer, and without commission or other charge by Seller, whether to any third party or Buyer. Buyer shall not be required by this Section 1.4 to enter into any arrangement that would impose any additional cost, expense or liability or that would deprive Buyer of any material benefits or profits.

ARTICLE II

CLOSING; PURCHASE PRICE AND PAYMENT; ALLOCATION; CONSULTING

AGREEMENT; AGREEMENT NOT TO COMPETE

Section 2.1 Closing. The Closing ("Closing") of the sale and purchase of the Assets as well as the consummation of the other transactions contemplated herein shall take place using overnight courier services and email, or in person, on or before May 16, 2014 (the "Closing Date").

Section 2.2 Purchase Price.

Section 2.2.1 Amount and Payment. In consideration for the Assets, Buyer will pay Seller the sum of Four Hundred Twenty-Five Thousand Dollars ($425,000.00), as it may be adjusted for prorations, credits and adjustments (the "Purchase Price"), which sum shall be paid as follows:

2.2.1.1 Schedule of Payments.

(a) Two Hundred Fifteen Thousand Dollars ($215,000.00) in cash or by wire transfer at Closing (the "Closing Funds"). Upon the request of the Buyer, which may be in advance of the Closing, Seller will deliver to the Buyer an invoice for the aforesaid amount.

2.2.1.2 Two Hundred Ten Thousand Dollars ($210,000.00) by Buyer's delivery to Seller of its fully subordinated promissory note the form of which is attached hereto as Exhibit A ("Note"), providing for interest at 6%, a 120 month amortization, full right of offset, no payments of either principal or interest for thirty (30) days after Closing, equal payments of principal and interest commencing thereafter and no prepayment penalty and a balloon payment of all amounts due after three (3) years and subject to such offsets as are contained therein. The Note shall be fully guaranteed by Epazz, Inc. All amounts owed to Seller under Section 2.2.1.1, 2.2.1.2 and 2.2.1.3 shall be secured by alien on the Assets as set forth in a security agreement the form of which is attached hereto as Exhibit B ("Security Agreement").

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2.2.1.3 In addition to the Purchase Price as aforesaid, Buyer agrees to pay Seller additional compensation for the Assets based on and contingent upon the following earn-out formula, pursuant to which the Seller will receive up to $100,000.00 per year for each of three (3) years (for a total not to exceed $300,000.00) (the "Potential Earn-out"):

Gross Annual Revenue		Earn-out
$500,000 - $600,000	$25,000
$600,000 - $700,000	$25,000	+ $25,000 =	$50,000
$700,000 - $800,000	$25,000	+ $50,000 =	$75,000
$800,000 - over	$25,000	+ $75,000 =	$100,000

Earn-out payments shall be made within thirty (30) days after the first, second and third anniversary of the Closing Date. The first payment shall be based on the Buyer's gross annual revenue from the Closing Date to the first anniversary thereof, the second payment shall be based on the Buyer's gross annual revenue from the first anniversary of the Closing Date to the second anniversary thereof, and the third payment shall be based on the Buyer's gross annual revenue from the second anniversary of the Closing Date to the third anniversary thereof With each earn-out payment, Buyer shall provide Seller with a calculation of the gross revenue upon which such payment is based. For a period of forty-two (42) months following the Closing Date, Seller and its agents shall have access during normal business hours to Buyer's financial statements, books and records to determine Buyer's gross annual revenues during the earn-out period. Any delinquent earn-out payment shall bear interest at the rate of 10% per annum from the date on which the earn-out payment was due until the date on which the delinquent amount is paid. If Seller determines that Buyer has underreported its gross revenue, Buyer shall bear the cost of Seller's audit and shall cure any underpayment within thirty (30) days of written notice from Seller.

2.2.2 Third Party Financing Contingency. This Agreement is contingent upon Buyer obtaining a firm written commitment for satisfactory financing from a lender or lenders of its choice, for the purchase of the Assets within five (5) days after the date of full execution of this Agreement. Buyer shall use commercially reasonable efforts to obtain such financing commitment. In the event Buyer is unable to obtain such financing commitment, and provides written notice thereof to Seller, this Agreement shall be null and void and any funds paid into escrow shall immediately be returned to Buyer.

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Section 2.3 At Closing. At Closing, Buyer shall execute and deliver (or cause to be delivered) to Seller:

Section 2.3.1 The Closing Funds; and

Section 2.3.2 the Note and Security Agreement.

Section 2.4 Intentionally Omitted.

Section 2.5 Closing Adjustments.

Section 2.5.1 Accounts Receivable. The amount of Sellers' accounts receivable outstanding as of the Closing Date is $33,704.50 ("Closing Date A/R"). The Closing Funds shall be increased on a dollar for dollar basis by the amount of any Closing Date A/R. Buyer shall use commercially reasonable efforts to collect the Closing Date A/R. In the event of nonpayment of any of such receivables within ninety (90) days of Closing, the amount not received shall be deducted from the Note on the 91st day following Closing; provided, however, that if any Closing Date A/R that remains uncollected on the ninetieth day following closing is collected at any time prior to the first anniversary of the Closing Date, the amount so collected on such Closing Date A/R shall be added back into the Note.

Section 2.5.2 INTENTIONALLY DELETED.

Section 2.5.3 Prorations. The parties agree to prorate telephone and web hosting expenses and other similar expenses, if any, prepaid by Seller for Assets purchased by Buyer; if not available at Closing, any such item will be reimbursed within thirty (30) days after Closing, subject to Buyer's and Seller's approval.

Section 2.6 Post-Closing Adjustment. If Jerry:

Section 2.6.1 Directly or indirectly causes any customer ("Departing Customer") listed on Schedule 2.6.1 to cease doing business with Buyer, and to buy from a direct competitor of Buyer a product then offered by Buyer, within one (1) year following the Closing Date; or

Section 2.6.2 Develops, within two (2) years after Closing, a product that is directly competitive with a product offered by Buyer as of the Closing,

(collectively, "Post-Closing Competition"), Buyer shall receive a credit against any then-outstanding amounts due to Seller under the Note or any earn-out payment ("Post-Closing Credit"). Buyer's entitlement to any Post-Closing Credit shall be conditioned upon Buyer providing Seller with detailed, credible evidence, satisfactory to Seller in its reasonable discretion, of the Post-Closing Competition. The Post-Closing Credit shall be the lesser of (i) the then outstanding amount due under the Note and (ii) the gross revenue received by Seller from the Departing Customer during the period from May 1, 2013 - April 30, 2014, as set forth on Schedule 2.6.1. Notwithstanding the foregoing, this Section 2.6 shall be null and void immediately in the event Jerry signs an agreement with Buyer that contains non-compete provisions consistent with those agreed to by Kim, Karen and Guy, or otherwise mutually agreeable to Jerry and Buyer.

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ARTICLE III

CONSULTING AGREEMENT & AGREEMENT NOT TO COMPETE

Section 3.1 At the Closing, each of Seller, Kim and Karen, shall also deliver a Consulting Agreement, and Agreement Not to Compete, providing for a non compete period of three (3) years, executed by Buyer, Seller, Kim and Karen (the "Consulting Agreement & Agreement Not to Compete"), pursuant to which each shall assist with the transition to Epazz by telephone for a period of thirty (30) days under terms and conditions specified in the Consulting Agreement. The Consulting Agreement & Agreement Not to Compete are attached hereto as collective Exhibit C and incorporated herein. At the Closing, Buyer and Guy shall also execute and deliver an Employment Agreement and Agreement Not To Compete providing for a non compete period of three (3) years (the Employment Agreement and Agreement Not To Compete), providing full time employment for a six (6) month term, under terms and conditions outlined in the Employment Agreement. The Employment Agreement and Agreement Not To Compete is attached hereto as Exhibit D and incorporated herein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer, as of the Closing Date, as set forth below:

Section 4.1 Organization Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and authorized to transact business in the State of Texas, and has the requisite power and authority to own, use, operate or lease the Assets as Seller is now conducting its business, operations and affairs. Seller has no subsidiaries.

Section 4.2 Qualification of Seller. Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the Assets, or the nature of its activities makes such qualification or license necessary.

Section 4.3 Authorization.

Section 4.3.1 Authority. Seller has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, consummation and performance of this Agreement have been duly authorized and approved by all necessary actions of Seller's board of directors. This Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

Section 4.3.2 No Breach or Violation. Execution, delivery and performance of this Agreement by Seller and consummation of the transactions contemplated hereby will not lead to or cause a violation, breach, or default or result in the termination of, or accelerate the performance required by, or result in the creation or imposition of any Encumbrance, whether by notice or lapse of time or both, or otherwise conflict with any term or provision of (a) Seller's articles or incorporation or bylaws, or (b) any note, bond, mortgage, contract, indenture or agreement to lease, license or other instrument or obligation to which Seller is a party or is bound, or any court or administrative order, writ or injunction or process or any permit, license or consent decree to which Seller is a party or is bound: (i) where such violation, breach or default would have a material adverse effect on the Assets or financial condition of Seller; or (ii) except as to which required consents, amendments or waivers shall have been obtained by Seller prior to the Closing.

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Section 4.4 Financial Statements.

Section 4.4.1 Schedules. To the best of Seller's knowledge, the profit and loss statement and balance sheet for calendar years 2012 and 2013 and Bank Statements for the 12 month period ending March 31, 2014 (the "Seller Financial Statements") are true and correct in all material respects, and fairly present in all material respects the assets, liabilities, financial condition and results of operations of the assets of the Seller for those time periods (the "Financials Date"). For purposes of this Agreement, the term "Seller's knowledge" shall mean the actual knowledge of Jerry, Kim, Karen or Guy.

Section 4.4.2 Accuracy. To the best of Seller's knowledge, the data set forth in the Seller Financial Statements fairly present in all material respects the statement of income or loss of the assets of the Seller for and the financial position of Seller for and as of the date or period covered thereby. The Seller Financial Statements were prepared on a basis consistent with prior periods. All transactions involving Seller set forth therein are materially true and correct in all material respects. Seller Financial Statements are not audited financial statements.

Section 4.4.3 No Undisclosed Liabilities. To the best of Seller's knowledge, Seller does not have any material liabilities or material obligations which relate to the Assets or the Assumed Liabilities of any nature, secured or unsecured (absolute, accrued, or unaccrued, liquidated or unliquidated, executory, contingent or otherwise and whether due or to become due), of a nature required to be reflected in a balance sheet prepared in accordance with Seller's past practices applied on a consistent basis, which were not adequately and completely disclosed and reserved for in Seller Financial Statements, except for those liabilities and obligations of Seller which relate to Seller or the Assets and were incurred since the Financials Date in the ordinary course of business.

Section 4.4.4 Absence of Changes. Except as described on Schedule 4.4.4, to the best of Seller's knowledge, since January 1, 2014, there has not been and, as of the Closing Date, there will not be: (a) any material adverse change in the Assets or financial condition of Seller; (b) any material adverse change in the contingent obligations or liabilities of Seller which relate to Seller or the Assets by way of guaranty, documentary credit, standby credit, endorsement, indemnity, warranty or otherwise; (c) any waiver or cancellation by Seller of valuable rights or debts owed to it which, taken as a whole, are material to the Assets or financial condition of Seller; (d) any material adverse amendment to any agreement, commitment, or transaction by Seller which, if such action were taken on the date hereof, would require disclosure pursuant to this Agreement (Including without limitation, any borrowing, lease, capital expenditure or capital financing); or (e) any material adverse change by Seller in its accounting methods or practices, assumptions or methods of calculating, or any change by Seller in its accounting principles, relating to the Assets.

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Section 4.4.5 Discharge of Liabilities. Except as described on Schedule 4.4.5, since the Financials Date and as of the Closing Date: (i) Seller has not paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge, or satisfaction in the ordinary course of business and consistent with past practice; and (ii) Seller has not terminated, amended or suffered the termination or material amendment of, or failed to perform its material obligations under, any of the Contracts or any agreement, contract, lease or license affecting the Assets.

Section 4.5 Leases/Real Property. Seller acknowledges that Buyer is not assuming any lease of real property or is not purchasing any real property.

Section 4.6 Tangible Assets. Seller has good, valid and marketable title to all of the Assets, and at Closing, Seller will convey good, valid and marketable title to each of the Assets to Buyer. The title to each Asset is free and clear of all title defects, objections, liens, mortgages, security interests, pledges, charges and encumbrances, adverse claims, equities, or any other rights of others or other adverse interests of any kind including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements (collectively the "Encumbrances"). The Assets constitute all of the assets and rights necessary for the conduct of the business of Seller as presently conducted.

Section 4.7 Equipment. Schedule 1.1.3 delivered hereunder sets forth in reasonable detail the Equipment by manufacturer, model, and serial number.

Section 4.8 Accounts Receivable. Set forth on Schedule 1.1.9 is a complete and accurate list of all Receivables as of the Closing showing the name of each account debtor and the amount due from each by invoice number and date. All Receivables arose out of the sales of inventories or services in the ordinary course of business and, to the best of Seller's knowledge, are collectible in the face value thereof within 365 days of the date of the invoice, using normal collection procedures, net of the reserve for doubtful accounts as set forth thereon, which reserve is adequate and was calculated in accordance with past practices of Seller.

Section 4.9 Intellectual Property

Section 4.9.1 Software and Know-How. Schedule 1.1.1 sets forth a complete and accurate list of each license or licensing agreement, by date, term and the parties thereto, for each patent, patent application, invention, trade-secret, rights to know-how, processes, computer programs or use of technology, held or employed by Seller pursuant to a license or licensing agreement (each license or licensing agreement listed thereon hereinafter termed the "Licenses"). With respect to the Licenses, and with respect to all other technology that is material to Seller's business, including but not limited to all of the following to the extent material (i) research and development results, processes, trade secrets, methods, operating techniques, know-how, algorithms, formulae, specifications, drawings, designs, chip designs, mask works, inventions, discoveries and engineering information, and (ii) quality control, testing, operational, logistical, maintenance, Software and other technical data and information and technology held or employed by Seller ("Seller's Technology") as set forth on Schedule 1.1.1:

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4.9.1.1 To the best of Seller's knowledge, Seller owns, free and clear of all liens, pledges or other encumbrances, all right, title and interest in the Software and Licenses and in Seller's Technology, with all rights to make, use, and sell products and other property embodied in or described in the Software and Licenses and in Seller's Technology. To the best of Seller's knowledge, Seller's use of the Assets and Licenses and the Seller's Technology does not conflict with, infringe upon or violate any patent, patent license, patent application, or any pending application relating thereto, or any trade secret, know-how, programs or processes of any third person, entity or corporation;

4.9.1.2 There are no outstanding or, to the best of Seller's knowledge, threatened material governmental, judicial or adversary proceedings, hearings, arbitrations, disputes or other disagreements and no notice of infringement has been served upon or otherwise come to Seller's knowledge with respect to any of the Software and Licenses or Seller's Technology;

4.9.1.3 Upon the consummation of the Closing and receipt of any required third party consents, Buyer will be vested with all right, title and interest, and rights and authority to use all of the Software and Licenses and Seller's Technology in accordance with their terms.

Section 4.9.2 Trademarks and Copyrights. Schedule 1.1.2 delivered hereunder sets forth a complete and accurate list of all trademark and trade name registrations or applications, and copyright registration and application for copyright registration, by date and germane case or docket number and country of origin, and the status of each of the foregoing trademarks, trade names and copyrights, and each license or licensing agreement, by date and the parties thereto, for each trademark and copyright license or license of application, held or employed by Seller (each such trademark, copyright, application, and license or licensing agreement hereafter termed the "Trademarks and Licenses").

4.9.2.1 To the best of Seller's knowledge, Seller owns, free and clear of all liens, pledges or other encumbrances, all right, title and interest in the Trademarks and Licenses. To the best of Seller's knowledge, the Seller's use of the Trademarks and Licenses does not conflict with, infringe upon or violate any trademark, trade name, trademark or trade name registration or application, copyright, copyright registration or application relating thereto, of any third person, firm or corporation;

4.9.2.2 There are no outstanding or, to the best of Seller's knowledge, threatened, governmental hearings, arbitrations, disputes or other judicial or adversary proceedings or disagreements with respect to any of the Trademarks and Licenses; and

4.9.2.3 Upon the consummation of the Closing, Buyer will be vested with all rights, title and interest, and rights and authority to use all of the Trademarks and Licenses in accordance with their terms.

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Section 4.10 Contracts and Obligations. Schedule 1.1.6 includes an accurate and complete list as of the date hereof and as of the Closing Date, of the Contracts and identifies each Contract by the parties thereto and the date, subject matter and term thereof. To the best of Seller's knowledge, all Contracts are valid and binding upon Seller and are valid and binding on each other party thereto. With respect to each of the Contracts, to the best of Seller's knowledge, neither Seller, nor any other party thereto is in breach thereof or default thereunder, and there does not exist any event, condition or omission which would constitute such breach or default (whether by lapse of time or notice or both), except for such breaches, defaults and events as to which requisite waivers or consents have been obtained. Except as expressly required herein, Buyer shall have no obligation to retain any employee and there are no employment contracts that will be binding on Buyer after Closing.

Section 4.11 Litigation. There are no claims, actions, suits, hearings, arbitrations, disputes, proceedings (public or private) or governmental investigations pending or, to the best of Seller's knowledge, threatened, against or affecting the Assets, at law or in equity, before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity, and there are no existing or, to the best of Seller's knowledge, overtly threatened, orders, judgments or decrees of any court or governmental agency affecting any of the Assets. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the best of Seller's knowledge, overtly threatened, against Seller or the Assets which seeks to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent Seller from complying with the terms and provisions of this Agreement.

Section 4.12 Third Party Consents. Schedule 4.12 hereto lists all approvals, authorizations, certificates and consents of all third parties necessary or required to effect the transfer to Buyer of all the rights, powers and franchises of Seller related to the Assets, all of which shall be the obligation of Buyer to obtain; provided, however, that Seller shall cooperate and use commercially reasonable efforts to assist Buyer in obtaining such third party consents.

Section 4.13 Permits; Compliance; Reports; Clearances. Schedule 4.13 sets forth all material approvals, authorizations, certificates, consents, licenses, orders and permits of all governmental agencies, whether Federal, state or local, necessary to the ownership, use or operation of the Assets and all such approvals, authorizations, certificates, consents, licenses, orders and permits are in full force and effect.

Section 4.14 Government Authorizations. Execution, delivery and performance of this Agreement by Seller, and consummation of the transactions contemplated hereby, will not require any consent, approval, authorization, or permit from, or any filing with or notification to, any United States, foreign, state or local governmental or regulatory authority.

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Section 4.15 Taxes. As used in this Agreement, "Taxes" and all derivations thereof means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, ad valorem, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto. However, for purposes of this Section 4.15, Taxes shall include only Taxes (i) that are or may become liens on the Assets or (ii) for which Buyer is or may become liable as the purchaser of the Assets. The term "Tax Returns" shall include all federal, state, local and foreign returns, declarations, statements, reports, schedules, and information returns required to be filed with any taxing authority in connection with any Tax or Taxes. To the best of Seller's knowledge, Seller has timely filed all Tax Returns and reports required to have been filed by it, and has paid all Taxes due to any taxing authority required to have been paid by it on or prior to the date hereof. None of such Tax Returns contain, or will contain, a disclosure statement under Section 6662 of the Code (or any equivalent or predecessor statute). Except as set forth on Schedule 4.15, Seller has not received notice that the Internal Revenue Service or any other taxing authority has asserted or proposed to assert against Seller any deficiency or claim for Taxes and no issue has been raised by any taxing authority in any audit which, by application of similar principles, reasonably could be expected to result in a proposed deficiency of Seller for any period not so examined. There are no pending or, to the best of Seller's knowledge, threatened, actions, audits, proceedings or investigations with respect to Seller involving the assessment or collection of Taxes. There are no liens for Taxes due and payable upon the Assets. Seller has not applied for a ruling relating to Taxes from any taxing authority or entered into any closing agreement with any taxing authority. None of the Assets is or will be required to be treated as (i) owned by another person pursuant to the safe harbor leasing provisions of the Code or (ii) property subject to Section 168(f), (g) or (h) of the Code. At Closing, Seller will pay all Taxes, if any, due upon the transfer of the Assets. Seller is not an S corporation as defined in Code Section 1361. The only shareholders of Seller are Jerry, Kim, Karen and Guy.

Section 4.16 Customers and Suppliers. A list of all customers and suppliers of the Seller is set forth on Schedule 4.16. No material customer or material supplier (i) has canceled or threatened in writing to cancel or otherwise modify its relationship with Seller, or (ii) to the best of Seller's knowledge, intends to cancel or otherwise modify its relationship with Seller.

Section 4.17 Brokers. Rua & Associates has acted for Seller in connection with this Agreement or the transactions contemplated hereby. Seller is obligated to pay a commission pursuant to separate agreement to Rua & Associates in connection with the transactions contemplated by this Agreement. Seller agrees to indemnify, defend and hold Buyer harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees) arising from a claim for a fee or commission made by any broker claiming to have acted by or on behalf of Seller in connection with the transactions contemplated by this Agreement.

Section 4.18 Disclosures. To the best of Seller's knowledge, no statement, representation or warranty made by Seller in this Agreement, in any Exhibit hereto or Schedule delivered hereunder, or in any certificate, statement, list, schedule or other document furnished or to be furnished to Buyer hereunder, contains any untrue statement of a material fact, or fails to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

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Section 4.19 Audit/Inspections. Buyer has the right to have an inspection(s) as it deems reasonably necessary performed on the Seller's accounting books, accounting system and financial statements for the last two fiscal years and year to date financials and on the Assets. Buyer must conduct the inspections, if at all, before Closing. Seller must make a good faith effort to respond to any reasonable request for information within 24 hours of the request. This request can include filling out surveys, questionnaires and forms and responding to emails or telephone calls. Seller will not charge Buyer for any work in connection with inspections. If Buyer, in its sole discretion, is dissatisfied with any inspection, and so notifies Seller in writing prior to Closing, this Agreement shall be null and void and the down payment shall immediately be returned to Buyer.

Section 4.20 No Other Representations or Warranties. Seller has not made, and will not be deemed to have made, any representation or warranty other than the specific representations and warranties included in this Article IV. Without limiting the generality of the foregoing, and notwithstanding any representations and warranties made by Seller in this Article IV, Seller makes no representations and warranties with respect to: (a) any projections, estimates or budgets regarding the Seller's future revenue, expenses or future results of operations, whether or not provided or made available to Buyer; or (b) except as expressly covered by a representation and warranty contained in this Article IV, any other information or documents (financial or otherwise) made available to Buyer either as part of Buyer's due diligence investigation or otherwise.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller, as of the date hereof, and as of the Closing Date, as follows:

Section 5.1 Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Illinois, and has the requisite corporate power and authority to own, operate or lease the properties that Buyer requires to carry on its businesses in all material respects as such is now being conducted.

Section 5.2 Corporate Authorization.

Section 5.2.1 Authority. Buyer has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding obligation of Buyer, enforceable in accordance with its terms. This Agreement and all transactions contemplated hereby have been duly authorized by all requisite corporate authority and all corporate proceedings required to be taken by the Buyer to authorize and to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken. The execution and delivery of this Agreement and the performance by the Buyer of its obligations hereunder will not conflict with or violate any provisions of, or result in a default or acceleration of any obligation under, any mortgage, lease, contract, agreement, indenture, or other instrument or undertaking, or other instrument or undertaking or any order, decree or judgment to which the Buyer is a party or by which it or its property is bound.

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Section 5.2.2 No Breach or Violation. Execution, delivery and performance of this Agreement by Buyer and consummation of the transactions contemplated hereby will not cause a breach or default or otherwise conflict with any term or provision of the following: (a) Buyer's Certificate of Incorporation or By-laws; (b) any court or administrative order, writ or injunction or process, or any consent decree to which Buyer is a party or is bound (i) where such violation, breach or default would have a material adverse effect on the business, results of operations or financial condition of Buyer, or (ii) except as to which required consents, amendments or waivers shall have been obtained by Buyer prior to the Closing for any such violation, breach or default.

Section 5.3 Brokers. No broker or finder has acted for Buyer in connection with this Agreement or the transactions contemplated hereby. Buyer has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement. Buyer agrees to indemnify, defend and hold Seller harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees) arising from a claim for a fee or commission made by any broker claiming to have acted by or on behalf of Buyer in connection with the transactions contemplated by this Agreement.

Section 5.4 Financial Statements of Epazz, Inc.

Section 5.4.1 To the best of Buyer's knowledge, the tax returns of Epazz, Inc. that have been provided to Seller are true and correct in all material respects, and fairly and accurately present in all material respects the financial condition and results of operations of Epazz, Inc. for those time periods. For purposes of this Agreement, the term "Buyer's knowledge" shall mean the actual knowledge of Shaun Passley. Except as described on Schedule 5.4.1, to the best of Buyer's knowledge, since January 1, 2014, there has not been and, as of the Closing Date, there will not be: (a) any material adverse change in the assets or financial condition of Buyer; (b) any material adverse change in the contingent obligations or liabilities of Buyer which relate to Buyer or its assets by way of guaranty, documentary credit, standby credit, endorsement, indemnity, warranty or otherwise; (c) any waiver or cancellation by Buyer of valuable rights or debts owed to it which, taken as a whole, are material to the assets or financial condition of Buyer; (d) any material adverse amendment to any agreement, commitment, or transaction by Buyer which, if such action were taken on the date hereof, would require disclosure pursuant to this Agreement (including without limitation, any borrowing, lease, capital expenditure or capital financing); or (e) any material adverse change by Buyer in its accounting methods or practices, assumptions or methods of calculating, or any change by Buyer in its accounting principles.

Section 5.4.2 Discharge of Liabilities. Except as described on Schedule 5.4.2: (i) Buyer has not paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge, or satisfaction in the ordinary course of business and consistent with past practice; and (ii) Buyer has not terminated, amended or suffered the termination or material amendment of, or failed to perform its material obligations under, any agreement, contract, lease or license affecting the Buyer.

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ARTICLE VI
COVENANTS

Section 6.1 Seller's Affirmative Covenants. With respect to the Assets, except as may be agreed in writing by Buyer, Seller shall at all times from the date hereof through the Closing Date use its commercially reasonable efforts to take all actions proper and advisable in order to consummate the transaction contemplated by this Agreement, including without limitation:

Section 6.1.1 Operate the Assets in the ordinary course of business and use commercially reasonable efforts to preserve and protect the goodwill, rights, properties, assets and business organization of Seller and to prevent the occurrence of any event or condition which would have a material adverse effect on the Assets or the financial condition or results of operations of Seller;

Section 6.1.2 Use commercially reasonable efforts to preserve and protect the present goodwill and relationships of Seller with creditors, suppliers, customers, licensors, licensees, contractors, distributors, lessors and lessees and others having business relationships with it;

Section 6.1.3 Maintain clear unencumbered title to the Assets and use commercially reasonable efforts to maintain all tangible Assets in good and customary repair, order and condition, reasonable wear and tear and damage by fire and other casualty excepted and promptly repair, restore or replace any Assets which are damaged or destroyed by fire or other casualty, whether insured or uninsured. In the event Seller shall fail to replace or repair any such damaged or destroyed Assets to the reasonable satisfaction of Buyer, Buyer by written notice to Seller prior to Closing may terminate this Agreement and the down payment shall be immediately returned to Buyer.

Section 6.1.4 Comply in all material respects with all applicable Federal, state, foreign and local laws, rules and regulations germane to the Seller and to this sales transaction;

Section 6.1.5 Maintain the books and records of Seller in the usual and ordinary course consistent with past practices in such manner as is necessary to ensure satisfaction of the representations and warranties set forth in Article IV of this Agreement and in a manner that fairly and accurately reflects its income, expenses, assets, and liabilities in accordance with generally accepted accounting principles consistently applied;

Section 6.1.6 File all Tax Returns required to be filed and make timely payment of all Taxes shown to be due on such returns;

Section 6.1.7 In cooperation with Buyer as required under Section 4.12 above, use commercially reasonable efforts to obtain, prior to the Closing Date or within thirty (30) days after Closing, all consents, approvals and waivers, including all such consents, approvals or waivers required to be obtained from the government (whether federal, state or local) its customers, vendors, suppliers, lessors, and consents of the other parties to the Contracts and any teaming agreements, partnerships or other arrangements between Seller and any other person or entity, necessary or required to vest in Buyer all of Seller's rights and title to, and interest in, the Assets in conformity with the representations and warranties of Seller herein;

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Section 6.1.8 Promptly notify Buyer in writing of any material adverse change in the Assets of which it has knowledge, or any material adverse change, of which it has knowledge, with respect to the relationships of Seller and its employees or its creditors, suppliers, customers, subcontractors, licensors, licensees, lessors and lessees, and others having business relationships with it;

Section 6.1.9 Promptly notify Buyer in writing of the institution or receipt of any material claim, action, suit, inquiry, proceeding, notice of violation, demand letter, subpoena, government audit or disallowance by or before any court or governmental or other regulatory or administrative agency; and

Section 6.1.10 Promptly supplement or amend and deliver to Buyer the Schedules that Seller is required to prepare hereunder with respect to any matter arising hereafter which, if existing or occurring as at the date of this Agreement, would have been required to have been set forth and described in such Schedule. No supplement or amendment of a Schedule made pursuant to this Section 6.1.10 shall be deemed to cure any intentional fraud or deliberate breach of any representation or warranty made in this Agreement but shall cure any inadvertent or negligent breach of any representation or warranty or covenant made in this Agreement.

Section 6.2 Seller's Negative Covenants. With respect to Seller and the Assets, Seller will not do the following, without the written consent of Buyer, from the date hereof through the Closing Date:

Section 6.2.1 Other than in the ordinary course of business, incur or agree to incur any obligation or liability (absolute or contingent) in connection with any of the Assets, except liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement;

Section 6.2.2 Sell, transfer, assign, license or otherwise dispose of, or encumber in any way, any of the Assets except in the ordinary course of business, consistent with past practices;

Section 6.2.3 Amend in a material respect, modify in a material respect, or terminate any of the Contracts;

Section 6.2.4 Waive or cancel any of its material rights or claims relating to the Assets; or

Section 6.2.5 Seek, solicit or agree to any offer for the sale of the Assets or any material part thereof, or seek, solicit or agree to any merger of Seller with any other entity whereby Seller or its successor shall not be fully capable of and obligated to perform all of Seller's obligations under this Agreement;

Section 6.2.6 Undertake any transaction, including, but not limited to, the incurring of any indebtedness for borrowed money, except in the ordinary course of business, consistent with past practices;

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Section 6.2.7 Offer or enter into any contract, understanding, plan, or agreement to take any action described in this Section 6.2.

Section 6.3 Access to Information.

Section 6.3.1 Access. From and after the date of this Agreement and until the Closing Date, Buyer and its agents and representatives shall have full and complete access (i) to all properties (whether real or personal), books and records of Seller (the confidentiality of which Buyer agrees to maintain), for purposes of conducting such investigations, appraisal or audits at its own expense as Buyer, in good faith, deems necessary or advisable under the circumstances, and (ii) to discuss Seller, related business affairs, and condition (financial or otherwise) of Seller and the Assets with such persons, including but not limited to the directors, officers, accountants, landlords, counsel, and creditors of Seller as Buyer considers necessary for the purposes of conducting its investigations, appraisals or audits in connection with the transactions contemplated by this Agreement. Access to Seller's employees who are not directors or officers shall be granted by Seller after reasonable advance notice by Buyer; provided, however, notwithstanding anything to the contrary contained herein, prior to Closing, Buyer shall not approach or contact, or otherwise discuss the transaction contemplated herein with, any customer of Seller without the Seller's prior written consent. Any such investigation conducted by Buyer and its agents and representatives shall be conducted in a manner that is not unduly or unreasonably disruptive to Seller's business.

Section 6.4 Access to Information.

Section 6.4.1 Customer Introductions. Seller shall, upon reasonable request of Buyer, introduce Buyer, or arrange for a personal introduction of Buyer's representatives, to customers of Seller for the purpose of insuring good relationships with such parties immediately following the Closing.

Section 6.4.2 After Closing. Seller shall furnish to Buyer, all financial and Tax Return information as reasonably may be requested after the Closing for the purpose of filing or defending tax returns of Buyer, or a subsequent purchaser of any of the Assets. Seller and Kim and Karen shall assist Buyer in the transfer of the Assets to Buyer for a period of thirty (30) days following the Closing Date at no additional cost to Buyer. After the initial thirty (30) day period, Seller and Kim and Karen will assist Buyer with the transition of the Assets on a consulting basis by telephone per the terms and conditions specified in the attached Consulting Agreement.

Section 6.5 Filings and Authorizations. Seller and Buyer each shall use commercially reasonable efforts, promptly after the date hereof, to comply with all Federal, state, and local laws and regulations and to obtain all necessary governmental authorizations, approvals, permits, licenses and waivers, with regard to the transactions contemplated by this Agreement.

Section 6.6 Administration of Accounts. All payments and reimbursements made in the ordinary course by any third party in the name of or to Seller after the Closing Date for any product sold or service performed after the Closing Date shall be held by Seller in trust to the benefit of Buyer and, immediately upon receipt by Seller of any such payment or reimbursement, Seller shall pay over to Buyer the amount of such payment or reimbursement without right of set off Except for payments and reimbursements relating to Excluded Assets and/or Excluded Liabilities, all payments and reimbursements, if any, made in the ordinary course by any third party in the name of or to Seller after the Closing Date for any product sold or service performed prior to the Closing Date shall belong to Buyer.

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Section 6.7 Tax Matters.

Section 6.7.1 Seller Obligations. Seller acknowledges its legal obligations to pay Taxes relating to all items of income, loss, gain, deduction and credit attributable to or relating to the ownership of the Assets up to and including the Closing Date, including but not limited to any taxes, assessments and other amounts payable for all periods prior to the Closing Date.

Section 6.7.2 Buyer Obligations. Buyer acknowledges its legal obligations to pay Taxes relating to all items of income, loss, gain, deduction and credit attributable to or relating to ownership of the Assets after the Closing Date.

Section 6.7.3 Tax on Transaction. Seller shall pay any and all Taxes imposed upon or assessed against Seller by the federal government due to the sale, of the Assets under this Agreement. Seller shall promptly file when due any and all returns with respect to such Taxes, assessments, fees, charges or penalties. Seller shall pay all sales or other taxes, if any, imposed by the State of Michigan or its political subdivisions because of the sale of the Assets under this Agreement and all excise taxes and stamp taxes and intangible taxes attributable to the Note.

Section 6.8 Further Assurances. Seller and Buyer shall each use commercially reasonable efforts to take all actions necessary, proper, or deemed by them advisable, to fulfill promptly their obligations hereunder and to consummate the transactions contemplated by this Agreement. Seller and Buyer will coordinate and cooperate with each other in exchanging such information and supplying such reasonable assistance as may be requested by the other in connection with the foregoing. From time to time after the Closing, each party will, at the expense of the other party, execute and deliver, or cause to be executed and delivered, such documents to the other party as the other party may reasonably request in order to more effectively consummate the transactions contemplated by this Agreement.

Section 6.9 Searches. Prior to Closing, at Seller's cost, Seller shall obtain and deliver to Buyer:

Section 6.9.1 Current Uniform Commercial Code and Federal and State Tax Lien searches (State and County) showing any liens of any nature that may affect the interest of Seller.

Section 6.9.2 Current State, Federal and Bankruptcy pending suit and judgment searches showing any judgments or suits that may affect the interest of Seller.

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ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

Section 7.1 Conditions. The obligations of Buyer under this Agreement to perform Articles I and II herein shall be subject to the fulfillment, to its reasonable satisfaction, on or prior to the Closing Date, of all of the following conditions precedent:

Section 7.1.1 Inspection. This Agreement is contingent on Buyer or Buyer's agents and/or representatives inspecting, reviewing and approving the Assets and examining any other aspects of the business of Seller (Buyer's Due Diligence), including without limitation, Buyer's on site inspection(s), prior to Closing. In the event Buyer in its sole discretion is dissatisfied with the condition of the Assets or Seller's business, and so notifies Seller prior to Closing, this Agreement shall be null and void and the down payment immediately returned to Buyer.

Section 7.1.2 Representations and Warranties. All representations and warranties of Seller contained in this Agreement and in all certificates, schedules and other documents delivered by Seller to Buyer or its representatives pursuant to this Agreement and or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for changes expressly permitted by this Agreement.

Section 7.1.3 No Material Adverse Change. During the period from the date hereof to the Closing Date, Seller shall not have sustained any material loss or damage to the Assets, whether or not insured, nor shall there have been any material adverse change in the Assets or business of Seller. In the event of any such change, Buyer, upon written notice at or prior to Closing, may terminate this Agreement, and the Escrowed Funds shall be immediately returned to Buyer.

Section 7.1.4 Schedules Delivered. All Schedules to be delivered prior to Closing to Buyer by Seller hereunder shall have been so delivered with time sufficient for Buyer's review and in no event later than Closing, and each such Schedule shall be satisfactory in form, and content, to Buyer, such satisfaction to be determined at Buyer's reasonable discretion. To the extent Seller updates any such Schedule immediately prior to Closing, each such update shall be satisfactory in form, and content, to Buyer, such satisfaction to be determined at Buyer's reasonable discretion.

Section 7.1.5 No Adverse Facts Disclosed. No investigation of Seller by Buyer, no disclosure Schedule, and no other document delivered to Buyer in connection with this Agreement shall have revealed any facts and circumstances that reflect in a material adverse way on the Assets.

Section 7.1.6 Obtaining of Consents and Approvals. Except as otherwise set forth in Sections 4.12 and 6.1.7 above and as otherwise contemplated by this Agreement, Seller shall have executed and delivered to Buyer, or shall have caused to be executed and delivered, any consents, waivers, approvals, permits, licenses or authorizations which, if not obtained on or prior to the Closing Date, would have a material adverse effect on the Assets.

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Section 7.1.7 Performance by Seller. Seller shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

Section 7.1.8 Absence of Litigation. There shall not be in effect any order enjoining or restraining the transactions contemplated by this Agreement, and there shall not be instituted or pending any action or proceeding before any Federal, state or foreign court or governmental agency or other regulatory or administrative agency or instrumentality (i) challenging the acquisition by Buyer of the Assets or otherwise seeking to restrain, materially condition or prohibit consummation of the transactions contemplated by this Agreement, or seeking to impose any material limitations on any provision of this Agreement, or (ii) seeking to compel Buyer or Seller to dispose of or hold separate a material portion or the Assets as a result of the transactions contemplated by this Agreement.

Section 7.1.9 Officer's Certificates. Buyer shall have received a certificate, dated the Closing Date, executed on behalf of Seller by an appropriate officer stating that the representations and warranties set forth herein continue to be true and correct in all material respects and that the warrants and conditions set forth herein are true and correct and/or have been satisfied.

Section 7.1.10 Agreements Not to Compete. Buyer shall have received the delivery of duly executed, valid and binding Agreements Not to Compete from Seller and Kim, Karen and Guy in form and substance reasonably acceptable to Buyer.

Section 7.1.11 Delivery of Documents. The execution and delivery to the Buyer by Seller of the following, all dated as of the Closing Date:

7.1.11.1 A Bill of Sale with respect to the Assets in the form requested by Buyer; and all other documents required by the terms of this Agreement to be executed and delivered by Seller;

7.1.11.2 Such other conveyances, instruments of title, assignments, consents, recordings, and other documents as may be, in the reasonable opinion of the Buyer, necessary or proper to transfer to Buyer ownership of the Assets and rights being acquired by Buyer hereunder;

7.1.11.3 Certified resolutions of the Board of Directors and the requisite shareholders, of Seller duly authorizing the execution and delivery of this Agreement and the performance by Seller of its obligations hereunder;

7.1.11.4 A duly executed Assignment and Assumption Agreement for all assumed contracts, if any;

7.1.11.5 Certificates of good standing of Seller issued by the Secretary of the State of Michigan dated within 10 days of the Closing Date;

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7.1.11.6 All files pertaining to the prepaid maintenance contracts, including without limitation, all vouchers, invoices, bills and paid receipts, if any, in the possession of Seller to be picked up by Buyer at Seller's office;

7.1.11.7 UCC, State and Federal Tax Lien and State and Federal (including bankruptcy) Pending Suit and Judgment searches covering Seller;

7.1.11.8 Officer's Certificates, dated the Closing Date, executed on behalf of Seller by an appropriate officer stating that the representations and warranties set forth herein continue to be true and correct in all material respects and that the conditions set forth herein have been satisfied;

7.1.11.9 Duly executed documentation, if any, for the transfer of the Telephone Number and web hosting from the Seller to the Buyer and a transfer of all related advertising and promotional materials;

7.1.11.10 INTENTIONALLY DELETED;

7.1.11.11 A Stop Order or a satisfaction (tax clearance) of all sales, income and other taxes due from all applicable taxing authorities as of the actual date of Closing (can be post-Closing);

7.1.11.12 A clearance from all applicable State departments regarding employment security/unemployment (can be post Closing);

7.1.11.13 Consulting Agreements;

7.1.11.14 Agreements Not to Compete;

7.1.11.15 Payment by Seller of any applicable State or local tax(es) regarding the transfer of the Assets; and

7.1.11.16 Such other documents, instruments and certificates as may be reasonably requested by Buyer or its counsel to effectuate the transactions contemplated by this Agreement.

Section 7.2 Waiver. Buyer may, in its sole discretion, waive in writing fulfillment of any or all of the conditions set forth in Section 7.1 of this Agreement, provided that such waiver granted by the Buyer pursuant to this Section 7.2 shall have no effect upon or as against any of the other conditions not so waived.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

Section 8.1 Conditions. The obligations of Seller under this Agreement to perform Articles I and II herein shall be subject to the fulfillment, to its reasonable satisfaction, on or prior to the Closing Date, of all of the following conditions precedent:

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Section 8.1.1 Inspection. This Agreement is contingent on Seller's or Seller's agents and/or representatives inspecting, reviewing and approving the financial statements of Buyer and Epazz, Inc., and examining any other aspects of the business of Buyer (Seller's Due Diligence), prior to Closing. In the event Seller in its sole discretion is dissatisfied with the results of the Seller's Due Diligence, and so notifies Buyer prior to Closing, this Agreement shall be null and void and the down payment immediately returned to Buyer.

Section 8.1.2 Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in an material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

Section 8.1.3 Performance by Buyer. Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Buyer on or before the Closing Date.

Section 8.1.4 Officer's Certificates. Seller shall have received a certificate, dated the Closing Date, executed on behalf of Buyer by an appropriate officer stating that the representations and warranties set forth in Article V hereof continue to be true and correct in all material respects and that the conditions set forth in this Article VIII hereof have been satisfied

Section 8.1.5 Absence of Litigation. There shall not be in effect any judicial or regulatory order enjoining or restraining the transactions contemplated by this Agreement.

Section 8.1.6 Delivery of Documents. The execution and delivery to Seller by the Buyer:

8.1.6.1 Certified resolutions of the directors of Buyer duly authorizing the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder;

8.1.6.2 The Note and Security Agreement;

8.1.6.3 A full and unconditional guaranty of the Note from Epazz, Inc.;

8.1.6.4 The Closing Funds;

8.1.6.5 The Employment Agreement;

8.1.6.6 Such documents, instruments and certificates as may be reasonably requested by Seller or its counsel to effectuate the transactions contemplated by this Agreement.

Section 8.2 Waiver. Seller may, in its sole discretion, waive in writing fulfillment of any or all of the conditions set forth in Section 8.1 of this Agreement, provided that such waiver granted pursuant to this Section 8.2 shall not constitute a waiver by Seller of any other conditions not so waived.

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ARTICLE IX

INDEMNIFICATION

Section 9.1 Survival of Certain Provisions.

Section 9.1.1 Survival of Representations and Warranties. Each and every such representation and warranty shall survive Closing and remain in full force and effect until the first anniversary of the Closing Date, except for those representations and warranties made in connection with or arising out of the first two sentences of Section 4.6 (Title) and Section 4.15 (Taxes) (collectively, the "Non-Expiring Warranties"), which shall survive Closing and remain in full force and effect until expiration of any applicable statute of limitation.

Section 9.1.2 Covenants and Indemnification Provisions. Each of the Seller's covenants and each of Seller's indemnification provisions contained herein shall survive Closing and remain in full force and effect in accordance with its terms until the first anniversary of the Closing Date. Each of Buyer's covenants and each of Buyer's indemnification provisions contained herein shall survive Closing and remain in full force and effect in accordance with its terms until the first anniversary of the Closing Date; provided, however, that notwithstanding the foregoing, Buyer's covenants in Section 2.2.1.3 shall survive Closing and remain in full force and effect until the fourth anniversary of the Closing Date.

Section 9.2 Seller's Indemnification of Buyer. After the Closing Date, Seller shall indemnify and hold Buyer harmless on demand for, from and against all losses, actual damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever (including without limitation the costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto, and reasonable attorneys' and others fees in connection therewith) ("Losses") resulting or arising, directly or indirectly from the following: (a) Any inaccuracy or misrepresentation in, or breach or nonfulfillment of, any representation or warranty of Seller or any breach or nonfulfillment of any covenant of Seller, contained in this Agreement, in any Exhibit or Schedule delivered hereunder by Seller, or in any certificates or documents delivered by Seller pursuant to this Agreement; (b) Any and all employment obligations and excluded liabilities including but not limited to all liabilities delineated in Section 1.3 (whether or not disclosed to Buyer); and (c) The use, ownership or operation of the Assets or the conduct of business prior to Closing. Notwithstanding anything to the contrary contained herein, Seller shall have no indemnification obligations hereunder:

Section 9.2.1 Until the aggregate amount of Buyer's Losses exceeds $10,000, in which cases the full amount of the Losses shall be reimbursable hereunder up to a cap in the amount of $100,000; and

Section 9.2.2 For any Losses resulting from Seller's breach of a representation, warranty or covenant contained herein if the Buyer obtained knowledge of such breach on or before the Closing Date.

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Section 9.3 Buyer's Indemnification of Seller. Buyer will indemnify and hold harmless Seller, and will reimburse Seller, for any Losses resulting from or arising, directly or indirectly, from the following: (a) Any inaccuracy or misrepresentation in, or breach or nonfulfillment of, any representation or warranty of Buyer or any breach or nonfulfillment of any covenant of Buyer, contained in this Agreement, in any Exhibit or Schedule delivered hereunder by Buyer, or in any certificates or documents delivered by Buyer pursuant to this Agreement; (b) any Assumed Liabilities; and (c) The use, ownership or operation of the Assets or the conduct of business after Closing.

Section 9.4 Matters Involving Third Parties.

Section 9.4.1 If any third party notifies any Party (the "Indemnified Party") with respect to any matter (a "Third-Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9.4, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

Section 9.4.2 Any Indemnifying Party shall have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party shall indemnify the Indemnified Party from and against the entirety of any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (C) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently.

Section 9.4.3 So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with Section 9.4.2 above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, (B) the Indemnified Party shall not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld) and (C) the Indemnifying Party shall not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld).

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Section 9.4.4 In the event any of the conditions in Section 9.4.2 above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner it may reasonably deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable]attorneys' fees and expenses), and (C) the Indemnifying Parties shall remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Article IX.

ARTICLE X
TERMINATION

Section 10.1 Termination Events. Subject to the provisions of Section 10.2, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned only as follows:

Section 10.1.1 By Seller, upon written notice, if a material default or breach shall be made by the Buyer, with respect to the due and timely performance of any of the Buyer's covenants and agreements contained herein, or with respect to the due compliance with any of Buyer's representations and warranties, as applicable, unless such default has been cured prior to Closing or has been waived by Seller in writing;

Section 10.1.2 By written mutual consent of Seller and Buyer; or

Section 10.1.3 In addition to, and not in limitation of its termination rights regarding Due Diligence and Financing, Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event a material default or breach made by Seller, with respect to the due and timely performance of any of the Seller's covenants and agreements contained herein, or with respect to the due compliance with any of Seller's representations and warranties, as applicable, unless such default has been cured prior to Closing or has been waived by Buyer in writing.

Section 10.1.4 Closing Date. On May 16, 2014, or such earlier or later date as may be agreed upon by the parties.

Section 10.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 10.1 herein, all further rights and obligations of the parties hereunder shall terminate, and neither Buyer nor Seller, nor any of their affiliates, nor any of the respective directors, officers or employees of Buyer or Seller or their affiliates shall have any liability to any of the others; it being specifically agreed that if this Agreement is so terminated by either Buyer or Seller because one or more of the conditions to its obligations hereunder as set forth in Articles VI and VII herein is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the rights of the terminating party to pursue all legal remedies for breach of contract and damages shall survive such termination and the breaching party shall be fully liable for any and all damages, costs and expenses sustained or incurred by the terminating party as a result of such breach.

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ARTICLE XI

MISCELLANEOUS

Section 11.1 Expenses. Except as otherwise provided in this Agreement, Buyer shall pay Buyer's own costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement, the negotiations leading up to this Agreement, and the closing of the transaction contemplated by this Agreement. Seller shall pay all costs and expenses that Seller, Jerry, Kim, Karen and Guy have incurred in connection with the consummation of the transaction contemplated hereby

Section 11.2 Amendment. This Agreement shall not be amended or modified except by a writing duly executed by Seller and Buyer.

Section 11.3 Entire Agreement. This Agreement, including the Exhibits hereto and the Schedules delivered hereunder, contain all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

Section 11.4 Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered by hand or by telex or telecopy (with machine confirmation) to the persons identified below, or three (3) days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

If to Buyer:	Shaun Passley
205 W. Wacker Dr., Suite 1320
Chicago, Illinois 60606
Fax (312) 873-4283

With a copy to:	Daniel M. Loewenstein
Evans, Loewenstein, Shimanovsky & Moscardini
130 South Jefferson Street, Suite 350
Chicago, Illinois 60661
Fax (312) 466-0819

If to Seller:	Cathy Stull
Anderson, Stull & Associates
320 W. Ottawa St.
Lansing, MI 48933
Fax: (517) 484-9776

With a copy to:	Jonathan J. Siebers
Smith Haughey Rice & Roegge
100 Monroe Center NW
Grand Rapids, Michigan 49503
Fax (616) 774-2461

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Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section. Copies to counsel shall not constitute notice.

Section 11.5 Severability. If any term, provision, condition or covenant of this Agreement or the application thereof to any party or circumstances shall be held to be invalid or unenforceable to any extent in any jurisdiction, then the remainder of this Agreement and the application of such term, provision, condition or covenant in any other jurisdiction or to persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, provision, condition and covenant of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

Section 11.6 Remedies. After the Closing, Article IX will provide the exclusive remedy against the Sellers or the Buyer, as applicable, for any breach of any representation, warranty, covenant or other claim arising out of or relating to this Agreement, other than for fraud Any indemnity payment made under this Agreement shall be treated as an adjustment to the Purchase Price for all tax purposes to the extent permitted by applicable Law.

Section 11.7 Waiver. Waiver of any term or condition of this Agreement by either of the respective parties shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition, of this Agreement.

Section 11.8 Successors and Assigns. The rights, liabilities and obligations of the parties hereto arising under this Agreement shall attach to and be binding upon the respective parties' successors and assigns.

Section 11.9 Assignment. This Agreement shall not be assignable by either party without first having obtained the prior written consent of the other party not unreasonably withheld or unduly delayed.

Section 11.10 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity who is not a party to this Agreement.

Section 11.11 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

Section 11.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan and of the United States without giving effect to the doctrine of conflicts of laws.

Section 11.13 Attorneys' Fees. In the event any proceeding is instituted by any of the parties hereto for the enforcement of any of the rights or remedies in and under this Agreement, the party in whose favor an award shall be rendered shall be entitled to recover from the losing party or parties all costs reasonably incurred by said prevailing party in said action, including, but not limited to, reasonable attorneys' and court costs.

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Section 11.14 JURISDICTION AND VENUE. THE PARTIES HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN THE CIRCUIT COURT OF INGHAM COUNTY, MICHIGAN, OR THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF MICHIGAN. THE PARTIES HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING. THE PARTIES WAIVE ANY CLAIM THAT LANSING, MICHIGAN OR THE WESTERN DISTRICT OF MICHIGAN IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

Section 11.15 EXECUTION AND DELIVERY.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with legal and binding effect as of the date and year first above written.

Jadian Enterprises, Inc., a Michigan corporation

By: , President

Jadian, Inc., an Illinois corporation

/s/ Shaun Passley
By: Shaun Passley, President

28

Section 11.14 JURISDICTION AND VENUE. THE PARTIES HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED DI LtiE CIRCUIT COURT OF INGRAIVI COUNTY, MICHIGAN, OR THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF MICHIGAN. THE PARTIES HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING. THE PARTIES WAIVE ANY CLAIM THAT LANSING, MICHIGAN OR THE WESTERN DISTRICT OF MICHIGAN IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

Section 11.15 EXECUTION AND DELIVERY.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with legal and binding effect as of the date and year first above written,

Jadian Enterprises, Inc., a Michigan corporation

/s/ Jerry Norris
By: Jerry Norris , President

Jadian, Inc., an Illinois corporation

By: Shaun Passley, President

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EXHIBIT A

NOTE

30

PROMISSORY NOTE

Note Amount	$210,000.00
Date of Note	May 9,2014
Maturity Date	May 9, 2017
Place of Execution:	Grand Rapids, Michigan

FOR VALUE RECEIVED, the undersigned, Jadian, Inc., an Illinois corporation, whose address is 205 W. Wacker Drive, Suite 1320, Chicago, Illinois 60606 (BORROWER) promises to pay to the order of Jadian Enterprises, Inc., a Michigan corporation, whose address is 320 W. Ottawa Street, Lansing, Michigan 48933 (LENDER) the principal sum of Two Hundred Ten Thousand and 00/100 Dollars ($210,000.00), plus interest and costs. BORROWER shall pay this obligation (Note) to LENDER as follows:

1.	Terms.

1.1 Interest Rate. Beginning on May 9, 2014, the principal sum outstanding shall bear interest at the rate of six percent (6%) per annum (Interest Rate). Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed.

1.2 Principal and Interest Payments. Beginning on June 1, 2014, and continuing on the first day of each month thereafter until May 9, 2017, BORROWER shall make equal principal and interest payments to LENDER in the amount of $6,388.61.

1.3 Maturity. On May 9, 2017, the entire outstanding balance owed under this Note shall become immediately due and payable, without demand, unless otherwise becoming immediately due and payable prior to such time by reason of the occurrence of an Event of Default (as defined below) and BORROWER shall pay LENDER an amount equal to the remaining principal balance owed under this Note and any other sums otherwise due and owing.

2.	Additional Principal Payments.

2.1 Prepayment. Borrower may prepay any portion of the principal of this Note without premium or penalty. However, all prepayments will be applied first to any accrued interest and then to principal.

2.2 Obligations. BORROWER' s pre-payments (if any) shall not relieve BORROWER from the obligation to timely make any installment payments as described in Section 1 of this Note. To the extent BORROWER is delinquent in making any payments required hereunder, additional principal payments shall first be applied toward payment of accrued but unpaid interest, late charges, and any costs before being applied toward reduction of the principal amount owing under this Note. To the extent BORROWER is current in making all payments required hereunder, all additional principal payments shall be applied toward reduction of principal owing under this Note.

Promissory Note

3.             Waiver. Presentment for payment, protest, and notice of protest are each waived by BORROWER.

4.             Notices. All notices, payments or statements required under this Note shall be deemed to have been given if either delivered personally or mailed by certified or registered mail at the respective addresses first set forth above. Either party may change the address for notices, payments or statements by giving written notice of such address change in the manner described above.

5.             Non-Waiver. No waiver of any provision of this Note shall be valid unless in writing and signed by the persons or parties against whom charged. No delay on the part of the holder in the exercise of any right or remedy under this Note shall operate as a waiver. No single or partial exercise by the holder of any right or remedy under the Note shall preclude any other or future exercises or the exercise of any other right or remedy. No waiver or indulgence by the holder of any default shall be effective unless it is in writing and signed by the holder. No waiver of any right or remedy on one (1) occasion shall be construed as a bar to, or waiver of, any such right or remedy on any future occasion. No waiver by LENDER of any breach or default by BORROWER, or any extension of the due date of any payment under this Note, or the acceptance by LENDER of a payment after its due date, shall in any manner operate as a waiver of any breach, default, or failure of BORROWER thereafter occurring; and the same shall not affect the right of LENDER to accelerate the balance owed under this Note or declare a default under this Note, or pursue any other remedy afforded to LENDER by the terms of this Note, or at law, by reason of any subsequent act, omission, breach, or default of BORROWER.

6.             Michigan Law. This Note shall be governed by and construed under the laws (statute and common) of the State of Michigan. No provision of this Note is to be interpreted for or against either party because that party's legal representative drafted the Note, or any of the terms or conditions of any instrument.

7.             Expenses. BORROWER agrees to pay any and all expenses, including reasonable attorneys' fees and court costs, paid or incurred by the holder of this Note in enforcing the rights of and obligations to the holder under any provisions of this Note.

8.            Venue. BORROWER agrees and consents that any action against it for collection or enforcement of this Note may be brought in the state court in Ingham County, Michigan, having jurisdiction over the subject matter and that such court shall have personal jurisdiction over it for purposes of such legal action.

9.             Events of Default. Each of the following events shall constitute an Event of Default:

(a)	Any failure to make any payment when due of principal or accrued interest on this Note.

(b)	BORROWER fails to observe or perform any other term or condition of this Note and such failure continues for a period of thirty (30) days following BORROWER'S receipt of written notice of such failure.

Promissory Note

(c)	A commencement by BORROWER of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or in effect in the future; or the entry of a decree or order for relief with regard to BORROWER in a case under any such law or appointing a receiver, liquidator, assignee, trustee (or other similar official) of BORROWER; or the filing and pendency for thirty (30) days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by BORROWER of any general assignment for the benefit of creditors; or the taking of action by BORROWER in furtherance of any of the foregoing.

10.         Consequences of an Event of Default. Upon the occurrence of any Event of Default, LENDER may, at its option, without any demand or notice whatsoever, accelerate the entire unpaid principal balance, and declare this Note to be immediately due and payable, together with accrued interest and all fees and costs applicable thereto, and LENDER shall have access to any and all remedies then available to enforce payment of this Note.

11.         Late Payments; Default Rate; Fees. If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, BORROWER agrees to pay to LENDER a late payment fee of 5% of the delinquent payment amount. After an Event of Default, BORROWER agrees that LENDER may, without notice, increase the Interest Rate by two percentage points (2%) (the "Default Rate").

12.         Amendment. This Note may be amended only by a written document signed by BORROWER and LENDER.

13.          Usury. This Note is subject to the express condition that at no time shall BORROWER be obligated to pay interest on the principal balance of this Note at a rate which could subject LENDER to either civil or criminal liability as a result of the rate being in excess of the maximum rate which borrowers are permitted by law to contract or agree to pay in commercial transactions. If, by the terms of this Note, BORROWER is at any time required or obligated to pay interest on the Note's principal balance at a rate in excess of such maximum legal rate of interest, then the rate of interest under the Note shall be deemed immediately reduced to such maximum legal rate.

14.          Security. BORROWER'S obligations herein are secured by a lien in favor of LENDER on all assets of BORROWER as set forth in that Security Agreement of even date herewith.

Promissory Note

15.          Set-Off. This Note is given in connection with that Asset Purchase Agreement dated May 9, 2014, between BORROWER and LENDER ("APA"). Pursuant to the terms of the APA, BORROWER shall have the right to credit the following against BORROWER'S obligations hereunder:

(a)	An amount equal to the Closing Date A/R purchased by BORROWER under the APA which remain uncollected after 90 days from Closing despite BORROWER'S best efforts to collect same;

(b)	Any amounts for which LENDER is obligated to indemnify the BORROWER for under the terms of the APA; and

(c)	Any Post-Closing Credit to which BORROWER is entitled under Section 2.6 of the APA.

16.          Assignment. BORROWER may not assign this Note or its obligations hereunder without the prior written consent of LENDER.

BORROWER

JADIAN, INC.

By:
Its:
Dated: , 2014

Promissory Note

,

EXHIBIT B

SECURITY AGREEMENT

SECURITY AGREEMENT

This Security Agreement ("Agreement") is made and entered into as of this 9th day of May, 2014, by and between JADIAN, INC., an Illinois corporation, whose address is 205 W. Wacker Drive, Suite 1320, Chicago, Illinois 60606 ("Debtor"), and JADIAN ENTERPRISES, INC., a Michigan corporation, whose address is 320 W. Ottawa Street, Lansing, Michigan 48933 ("Secured Party").

RECITALS

A.              Pursuant to a Promissory Note of even date herewith (the "Promissory Note"), Debtor is indebted to Secured Party in the amount of up to $210,000 (the Promissory Note and this Security Agreement are, collectively, the "Loan Documents"); and

B.              Pursuant to an Asset Purchase Agreement of even date herewith (the "APA"), Debtor may be obligated to pay Secured Party certain earn-out payments up to a maximum amount of $300,000 ("Earn-out"); and

C.              Debtor agrees to grant Secured Party a security interest in all of Debtor's assets to secure all indebtedness of Debtor to Secured Party, as more fully set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.               Grant of Security Interest. Debtor, for valuable consideration, hereby grants to Secured Party a security interest in and so pledges and assigns to Secured Party the following assets of Debtor, and all proceeds and products thereof ("Collateral"): all personal and fixture property of every kind and nature, including, without limitation, all goods (including inventory, machinery, equipment, and any accessions thereto), instruments (including promissory notes), documents, accounts receivable, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles).

2.               Indebtedness Secured. Debtor grants the foregoing security interest to Secured Party to secure Debtor's payment and performance of all of Debtor's obligations to Secured Party under the Loan Documents and the APA, including without limitation any Earn-out that becomes due and payable under the APA, and all amounts owed under any modifications, renewals or extensions of the Loan Documents and/or the APA (collectively referred to as the "Indebtedness").

3.               Representations, Covenants and Warranties of Debtor. Debtor represents, covenants and warrants to Secured Party as follows:

3.1 Debtor is the owner of the Collateral and the Collateral is not subject to any prior lien, security interest, encumbrance.

Security Agreement

3.2 Debtor's address set forth in Section 8 of this Agreement is the location of Debtor's principal place of business.

3.3 Debtor shall keep the Collateral insured, at Debtor's expense, against risk of damage, destruction or theft.

3.4 Debtor shall not sell or offer to sell, assign, pledge, lease or otherwise transfer or encumber the Collateral without the prior written consent of Secured Party.

3.5 Debtor shall pay promptly when due all taxes and assessments upon the Collateral or for its use or operation.

3.6 Debtor shall immediately notify Secured Party in writing of any name change or any change in business organization.

3.7 Secured Party may inspect any Collateral at any time upon reasonable notice.

4.                   Secured Party's Right to Perform. If Debtor fails to perform any obligation of Debtor under this Agreement, Secured Party may, without giving notice to or obtaining the consent of Debtor, perform that obligation on behalf of Debtor. Debtor shall reimburse Secured Party within ten (10) days for any expense that Secured Party reasonably incurs in performing any such obligation upon written notice, plus eight percent (8%) per year on any sums from the date Secured Party incurred such obligation or obligations.

5.                   Default. Debtor shall be in default under this Agreement if:

5.1 Debtor fails to perform any obligation of Debtor under this Agreement;

5.2 There is any incorrectness or inaccuracy in any representation or warranty contained in this Agreement;

5.3 There is an attachment, execution or levy on any of the Collateral;

5.4 Debtor voluntarily or involuntarily becomes subject to any proceeding under (a) the Bankruptcy Code, or (b) any similar remedy under state statutory or common law;

5.5 Debtor shall fail to comply with, or become subject to: (a) any administrative or judicial proceeding under any federal, state or local law; (b) asset forfeiture or similar law which can result in the forfeiture of property, or (c) any other law, where noncompliance may have any significant effect on the Collateral;

5.6 Debtor otherwise breaches this Agreement in any respect; or

5.7 Debtor defaults under the APA, the Promissory Note, or any of the other Loan Documents.

Security Agreement

6.               Secured Party's Rights and Remedies. Secured Party shall have all rights and remedies of a secured party under applicable laws. Without limiting these rights and remedies:

6.1 If all or any part of the Indebtedness is not paid when due, subject to rights of Senior Lender, Debtor, upon demand by Secured Party, shall deliver the Collateral and proceeds of the Collateral to Secured Party at such place as Secured Party shall designate in writing to Debtor, and Secured Party may dispose of the Collateral in any commercially reasonable manner, subject to the rights of any superior lien holder. Any notification required to be given by Secured Party to Debtor regarding any sale or other disposition of the Collateral shall be considered reasonable if mailed at least seven (7) days before the sale or other disposition.

6.2 Subject to the rights of any superior lien holder, the proceeds of any collection or disposition of the Collateral shall be applied first to Secured Party's reasonable expenses, and then to the Indebtedness, and Debtor shall be liable for any remaining deficiency.

6.3 All rights of Secured Party shall inure to the benefit of Secured Party's successor and assigns, and all obligations of Debtor shall bind Debtor's successor and assigns.

7.               Amendment and Non-Waiver. No provision of this Agreement may be modified or waived except by written agreement signed by Secured Party. No delay or omission by Secured Party to exercise any right or remedy accruing upon any default shall; (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the default; or (c) affect any subsequent default of the same or of a different nature.

8.               Notices. Any notice to Debtor or to Secured Party shall be deemed to be given if and when either personally delivered or mailed, with postage prepaid, to the respective address of Debtor or Secured Party as set forth above.

9.               Assignment.

9.1 Binds Assignees. This Agreement shall bind and shall inure to the benefit of the successors and assigns of Secured Party and shall bind all persons who become bound as a debtor to this Agreement.

9.2 No Assignments by Debtor. Secured Party does not consent to any assignment by Debtor except as expressly provided in this Agreement.

9.3 Secured Party Assignments. Secured Party may assign its rights and interests under this Agreement. If an assignment is made, Debtor shall render performance under this Agreement to the assignee. Debtor waives and will not assert against any assignee any claims, defenses or set-offs which Debtor could assert against Secured Party except defenses which cannot be waived.

10.            Severability. Should any provision of this Agreement be found to be void, invalid or unenforceable by a court or panel of arbitrators of competent jurisdiction, that finding shall only affect the provisions found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Agreement.

Security Agreement

11.            No Marshalling. Secured Party has no obligation to marshal any assets in favor of Debtor, or against or in payment of: the Note; any of the Indebtedness, or any other obligations owed to Secured Party by Debtor or any other person.

12.            General Construction. This Agreement shall be governed by and construed under the laws (statue and common) of the State of Michigan. Headings are for convenience only; in no event shall any such title or caption be deemed to be part of this Agreement or interpretive of any of its language or intent. Reference to the singular shall include the plural, and vice versa, when the context so suggests. No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted the Agreement or any of its provisions. Time shall be of the essence.

13.            Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments for secured Party to perfect its security interest in the Collateral. Debtor agrees to furnish any such information to Secured Party promptly upon request.

IN WITNESS WHEREOF, the parties have executed this Agreement as of date first set forth above.

DEBTOR:

JAIDAN, INC., an Illinois corporation

By:
Its:

SECURED PARTY:
JAIDAN ENTERPRISES, INC., a Michigan corporation

By:
Its:

Security Agreement

EXHIBIT C

CONSULTING AGREEMENT

AGREEMENT NOT TO COMPETE

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement is made as of May 9, 2014, by and between Epazz, Inc., an Illinois corporation (the "Company"), and Kim Griggs (the "Consultant").

WHEREAS, the Company is in need of certain services in order to be successful in the management of the business being transferred pursuant to the Asset Purchase Agreement dated May 9,2014;

NOW, THEREFORE, in consideration of the premises, and of the covenants, agreements, representations, and warranties made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	SERVICES PROVIDED/DUTIES

The Consultant shall be available by phone between the hours of 9 AM and 5 PM EDT, Monday through Friday to provide the following services between May 12, 2014 and May 30, 2014. Consultant will thereafter supply services on mutually agreeable projects on an as-needed basis taking into consideration Consultant's other employment responsibilities and availability:

A.	Consulting services, including, but not limited to:
i.	Active participation in , conferences with Company officers and others as designated by Company officers.
ii.	Provide non-legal, experience-based professional advice on client relationships, including, but not limited to, advice regarding:
a.	Insights on the client contract terms
b.	Methods of resolving contractual terms, such as insurance requirements.
c.	Techniques used to maximize the duration of the contractual relationship.
iv.	Provide insights on methods of collecting outstanding revenue.
v.	Such other reasonable services as requested by Officers of the Company and agreed to by Consultant.

B.	The Consultant shall maintain an accurate and complete record of the time expended; and to report such information to the Company on a weekly basis (or such other basis as the Company may from time to time direct), in such manner and on such form as the Company may from time to time require. Time is charged for work performed whether it takes the form of in person meetings, telephone consultations, research, drafting, negotiations, discussions with third parties, or travel on your behalf and is charged in 6 minute increments.

C.	The Consultant shall at all times use commercially reasonable efforts to perform all duties referenced herein.

2.	COMPENSATION AND PAYMENT

The Consultant and Karen Griggs shall collectively provide the Company with eighty (80) hours of consulting services free of charge between the date of this Agreement and June 9, 2014. If Consultant and Karen Griggs collectively provide Buyer with more than eighty (80) hours of consulting services prior to June 9, 2014, Consultant shall be compensated for any such additional consulting services at the rate of $75/hour through June 9, 2014, and at the rate of $150/hour after June 9,2014.

Consultant shall bill Epazz semi-monthly to provide an opportunity to monitor costs and fees involved. Payment for the fees and costs identified in the monthly invoice is due within 5 days of receipt.

3.	TERM

This Agreement shall commence as of the date hereof, and shall continue through June 9, 2014.

4.	RELATIONSHIP

It is understood by and between the parties hereto that:

a.	The relationship between Company and the Consultant is that of an Independent Consultant, and accordingly, the Company will not deduct any sums from the compensation paid the Consultant for Federal, State and/or local taxes;

b.	The Consultant shall have no authority to bind Company, without the prior written consent of Company;

c.	Company shall fully reimburse Consultant for all fees and expenses directly related to conduct of business and includes such things as travel, photocopying, supplies, courier or delivery services, long distance telephone charges; and

d.	Company, on behalf of itself and its clients, reserves the right from time to time to establish reasonable rules and regulations governing the provision of services by the Consultant. The Consultant agrees to fully comply with such rules and regulations as Company may prescribe from time to time taking into consideration Consultant's other employment obligations

5.	ASSIGNMENT

This Agreement may not be assigned by either party without the prior written consent of the other. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.	LAW GOVERNING

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to the choice of law principles of the State of Michigan.

7.	NONDISCLOSURE OF PROPRIETARY PROPERTY

a.	The Consultant acknowledges and agrees that in the course of providing services for the Company that the Consultant may acquire and/or the Company may provide the Consultant with, or access to information regarding the business, procedures, activities and services of the Company, including but not limited to, memoranda; files; forms, techniques, methods and procedures; programs; client accounts and customer lists; costs and prices of the Company; client needs, requirements and business affairs; records; manuals; computer data, software, and databases, and other trade secrets and confidential information which gives or could give the Company a competitive advantage in the marketplace (hereinafter referred to collectively as the "Proprietary Property") as is necessary or desirable to assist him in his activities on behalf of the Company. The Consultant hereby acknowledges that the Proprietary Property is the sole and exclusive property of the Company, that the Proprietary Property is a valuable, special and unique asset of the business of the Company, developed at considerable expense to the Company, and is not available to the public at large or other persons engaging in businesses which are the same as or similar to the business of the Company.

b.	The Consultant covenants and agrees that the Consultant shall not, while in the service of the Company, or thereafter, communicate or divulge to, or use for the benefit of himself or any other person, firm, association or corporation, without the prior written consent of the Company, any information in any way relating to the Proprietary Property. The Proprietary Property shall remain the sole property of the Company and upon termination of this Consulting Services Agreement with the Company, for any reason the Consultant shall thereupon return all Proprietary Property (including, without limitation, all lists, documents or other types of records and any written, typed, printed or computer stored materials identifying the clients of the Company or the personnel of clients, together with any and all data involving advertising techniques, processing techniques, manuals, materials, programs, methods or contracts) in his possession or control to the Company. The Consultant shall have no right to retain copies of such Proprietary Property after the termination of this Consulting Services Agreement with the Company, without the express written consent of the Company.

c.	The covenants on the part of the Consultant contained in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement. Should a claim or cause of action arise between the Company and the Consultant, the content of Section 7 shall not apply to disclosure, etc to Consultant's legal counsel and evidence in any legal proceeding.

8.	COVENANT NOT TO COMPETE

a.	The Consultant expressly covenants and agrees that for a period of two (2) years after the termination of this Consulting Services Agreement with the Company, within the United States, the Consultant will not engage in any business or perform any service, directly or indirectly, in competition with the business of the Company, or have any interest, whether as proprietor, partner, member, manager, employee, stockholder, principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise that is, directly or indirectly, in competition with the business of the Company.

b.	In the furtherance of the foregoing and not in limitation thereof, the Consultant agrees that during the term hereof and for a period of two (2) years after the termination of this Consulting Services Agreement with the Company, the Consultant shall not, directly or indirectly, solicit or service in any way, on behalf of himself or on behalf of or in conjunction with others, any client or customer, or prospective client or customer who has been solicited or serviced by the Company within one (1) year prior to the termination of this Consulting Services Agreement.

c.	In furtherance of the foregoing and not in limitation thereof, the Consultant agrees that for a period of two (2) years after the termination of this Consulting Services Agreement with the Company, the Consultant shall not, directly or indirectly, for himself or any enterprise engaged in competition with the Company, solicit for employment or employ any employee or independent contractor who is then employed or retained by the Company or who has been employed or retained by the Company within one (1) year prior to the termination of this Consulting Services Agreement.

d.	The covenants on the part of the Consultant contained in this Section 8 shall be construed as an agreement independent of any other provision in this Agreement. Notwithstanding anything to the contrary contained herein, however, if Company defaults on its obligations under that Promissory Note from Company to Jadian Enterprises, Inc., or Security Agreement between Company and Jadian Enterprises, Inc., both of even date herewith, and such default remains for a period of thirty (30) days following the date on which Company receives written notice of such default from Jadian Enterprises, Inc., the restrictions contained in this Section 8 shall automatically terminate.

9.	REMEDIES

a.	Except as specified in Paragraph 7c, the Consultant understands that thisAgreement contains a restrictive covenant and prohibits the disclosure of the Proprietary Property of the Company and acknowledges the reasonability of said provisions, and does herewith expressly acknowledge that his breach of this Agreement will not be adequately compensated by money damages. The Consultant acknowledges that the restrictions contained in this Agreement are a reasonable and necessary protection of the legitimate interests of the Company and that any violation of these restrictions would cause substantial irreparable injury to the Company. The Consultant further acknowledges that the Company would not have entered into this Agreement with the Consultant without receiving the consideration offered by the Consultant in binding himself to these restrictions.

b.	The Consultant acknowledges that in the event of any suit which may be brought by the Company for any violation or threatened violation of this Agreement, including but not limited to a violation of the restrictive covenant and nondisclosure provisions hereof, any such breach or threatened breach may entitle the Company to any and all of the following:

(i)	an order in any such suit enjoining him from violating said provisions, upon a court order to that effect, which may be entered at any stage of such litigation without the requirement to post bond, and any application for such injunction shall be without prejudice to any other right of action which may accrue to the Company by reason of the breach or threatened breach of this Agreement;

(ii)	an order in any such suit providing for the forfeiture of any and all of the compensation that may be due the Consultant under this Agreement in the future; and

(iii)	an order in any such suit providing for such other damages as may be determined by an accounting for lost profits or diverted business.

c.	In the event it becomes necessary for the Company to enforce the covenant not to compete or any other provision of this Agreement, the Consultant shall be liable for the payment of reasonable attorneys' fees, court costs and all ancillary expenses incurred by the Company should the Company prevail in their enforcement action.

d.	The remedies contained in this Agreement are cumulative and not exclusive.

e.	If any portion or portions of the covenant not to compete or the nondisclosure of Proprietary Property provisions contained herein shall be, for any reason, held invalid or unenforceable or deemed to be too excessive and, therefore, unenforceable, such portion or portions of the covenant(s) shall be reinterpreted by the court who shall have made such determination to requalify the limitations provided therein so as to make the covenant(s) enforceable, and the parties agree to be bound by such reinterpretations.

Sections 7, 8 and 9 of this Agreement shall survive any termination of this Agreement as long as such termination is not the fault of the Company.

10.	PRONOUNS

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written below.

EPAZZ, INC.

By:
Its:
Date:

/s/ Kim Griggs
KIM GRIGGS
Date:

EXHIBIT D

EMPLOYMENT AGREEMENT

AGREEMENT NOT TO COMPETE

EMPLOYMENT AGREEMENT

THIS AGREEMENT made and entered into this 9th day of May, 2014 at Chicago, Illinois, by and between EPAZZ, INC. (hereinafter referred to as the "Company") and GUY METZ, an individual, residing at 2929 Marfitt Road, East Lansing, MI 48823 (hereinafter referred to as the "Employee").

WHEREAS, the Company is engaged in the business of an enterprise-wide software company specializing in providing customized web applications and related services on behalf of its various clients;

WHEREAS, the Company desires to employ the Employee and the Employee desires employment with the Company on the terms and conditions set forth herein; and

WHEREAS, the parties hereto desire to set forth their mutual understandings with respect to the Employee's employment in writing.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.               RECITALS. The foregoing recitals are hereby incorporated herein.

2.               EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment by the Company on the terms and conditions set forth herein. The parties hereto expressly revoke any and all prior employment agreements between them.

3.               TERM. The term of this Agreement shall be for a period of six (6) months and will commence on May 10, 2014 and will continue until November 10, 2014, unless sooner terminated as provided herein.

4.               DUTIES. The Employee shall report directly to the President of the Company and render such full time services and duties to the Company as may be assigned to the Employee from time to time by the Company's officers. The Employee shall at all times faithfully, industriously, and to the best of his ability, experience, and talent, perform all duties that may be required of and from the Employee, pursuant to the orders, advise and direction of the officers of the Company, and the express and explicit terms hereof; all to the reasonable satisfaction of the Company. In connection herewith, the Employee shall at all times conduct himself in a manner that upholds the high ethical, moral and professional standards of the Company. The Company has advised the Employee and the Employee hereby acknowledges the Company's policy that its business affairs (including, without limitation, its internal hiring practices) shall be conducted without regard to race, color, religion, sex, age, natural origin or marital status.

1

In furtherance of the foregoing and not in limitation thereof, the Employee shall also be responsible for the specific duties set forth on Schedule A, attached hereto and incorporated herein. The Company may prospectively change the duties set forth in Schedule A, as the Company in its sole discretion determines from time to time.

5.	COMPENSATION.

a.	As compensation for services, the Company shall pay the Employee and the Employee agrees to accept in full payment for services, compensation in accordance with the terms of Schedule B, which is attached hereto and hereby incorporated herein.

b.	The parties may prospectively change the compensation set forth in Schedule B, at any time, from time to time, upon the mutual written agreement of the parties. Such change(s) shall not terminate or otherwise affect the obligations contained in this Agreement.

c.	The Company, in its discretion, may deduct from the compensation paid the Employee all applicable federal, state and local taxes, as required by law, prior to payment to the Employee. In the event any taxing agencies, whether Federal, State and/or local, impose any tax(es) upon the Company based on the gross volume of business, number of employees or payroll of the Company (or any similar measure), then the Company reserves the right to deduct such amounts as may be required to pay said tax(es) from the compensation of the Employee to the extent such tax(es) are directly attributable to the employment of the Employee.

d.	If the Company terminates the Employee without Cause prior to the expiration of the Term, the Company shall continue to pay Employee all compensation and benefits to which Employee is entitled hereunder for the remainder of the Term. For purposes of this Agreement, the term "Cause" shall mean material misconduct; violation of the Company's rules, regulations, and employment policies; or Employee's material failure to render and perform services to the Company according to his obligations under this Agreement.

6.               RELATIONSHIP. Subject to Section 5(d) above, the Company and the Employee shall maintain the relationship of employer and employee at will, notwithstanding any provision other than Section 5(d) herein to the contrary, including without limitation, the term hereof The parties agree that in the course of performing services for the clients of the Company, that the Employee will exercise his professional judgment regarding the performance of the Employee's duties. The foregoing notwithstanding, the Company reserves the right from time to time to establish rules and regulations governing the Employee, the Employee's duties and activities, and the provision of services by the Employee. The Employee agrees to fully comply with such rules and regulations as the Company may prescribe from time to time. In connection with employment, the Employee agrees that the position with the Company is a full time position. Accordingly, the Employee shall not be employed, whether as an employee, client, agent or otherwise, by any other party, without the prior written consent of the Company. The Employee shall not have authority to enter into any contract without the written consent of the Company, in accordance with the rules and regulations of the Company.

2

7.	NONDISCLOSURE OF PROPRIETARY PROPERTY.

a.	The Employee acknowledges and agrees that in the course of employment with the Company that the Employee may acquire and/or the Company may provide the Employee with, or access to information regarding the business, procedures, activities and services of the Company, including but not limited to, memoranda; files; forms, techniques, methods and procedures; programs; client accounts and customer lists; costs and prices of the Company; client needs, requirements and business affairs; records; manuals; computer data, software, and databases, and other trade secrets and confidential information which gives or could give the Company a competitive advantage in the marketplace (hereinafter referred to collectively as the "Proprietary Property") as is necessary or desirable to assist him in his activities on behalf of the Company. The Employee hereby acknowledges that the Proprietary Property is the sole and exclusive property of the Company, that the Proprietary Property is a valuable, special and unique asset of the business of the Company, developed at considerable expense to the Company, and is not available to the public at large or other persons engaging in businesses which are the same as or similar to the business of the Company.

b.	The Employee covenants and agrees that the Employee shall not, while in the employ of the Company, or thereafter, communicate or divulge to, or use for the benefit of himself or any other person, firm, association or corporation, without the prior written consent of the Company, any information in any way relating to the Proprietary Property. The Proprietary Property shall remain the sole property of the Company and upon termination of employment with the Company, for any reason the Employee shall thereupon return all Proprietary Property (including, without limitation, all lists, documents or other types of records and any written, typed, printed or computer stored materials identifying the clients of the Company or the personnel of clients, together with any and all data involving advertising techniques, processing techniques, manuals, materials, programs, methods or contracts) in his possession or control to the Company. The Employee shall have no right to retain copies of such Proprietary Property after the termination of employment with the Company, without the express written consent of the Company.

c.	The covenants on the part of the Employee contained in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Section 7 by the Company.

3

,

8.	COVENANT NOT TO COMPETE.

a.	The Employee expressly covenants and agrees that for a period of two (2) years after the termination of employment with the Company, within a the United States, the Employee will not engage in any business or perform any service, directly or indirectly, in competition with the Current Business of the Company, or have any interest, whether as proprietor, partner, member, manager, employee, stockholder, principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise that shall engage, directly or indirectly, in competition with the Current Business of the Company. For purposes of this Agreement, the term "Current Business" shall mean the principal business in which the Company is engaged as of the date hereof

b.	In the furtherance of the foregoing and not in limitation thereof, the Employee agrees that for a period of two (2) years after the termination of employment with the Company, the Employee shall not, directly or indirectly, solicit or service in any way, on behalf of himself or on behalf of or in conjunction with others, any client or customer, or prospective client or customer who has been solicited or serviced by the Company within one (1) year prior to the termination of employment.

c.	In furtherance of the foregoing and not in limitation thereof, the Employee agrees that for a period of two (2) years after the termination of employment with the Company, the Employee shall not, directly or indirectly, for himself or any enterprise engaged in competition with the Company, solicit for employment or employ any employee or independent contractor who is then employed or retained by the Company or who has been employed or retained by the Company within one (1) year prior to the termination of the employment of the Employee hereunder.

d.	The covenants on the part of the Employee contained in this Section 8 shall be construed as an agreement independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Section 8 by the Company. Notwithstanding anything to the contrary contained herein, however, if Company defaults on its obligations under that Promissory Note from Company to Jadian Enterprises, Inc., or the Security Agreement between Company and Jadian Enterprises, Inc., both of even date herewith, and such default remains for a period of thirty (30) days following the date on which Company receives written notice of such default from Jadian Enterprises, Inc., the restrictions contained in this Section 8 shall automatically terminate.

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9.	REMEDIES.

a.	The Employee understands that this Agreement contains a restrictive covenant and prohibits the disclosure of the Proprietary Property of the Company, agrees to the reasonability of said provisions, and does herewith expressly agree and acknowledge that his breach of this Agreement will not be adequately compensated by money damages. The Employee acknowledges that the restrictions contained in this Agreement are a reasonable and necessary protection of the legitimate interests of the Company and that any violation of these restrictions would cause substantial irreparable injury to the Company. The Employee further acknowledges that the Company would not have entered into this Agreement with the Employee without receiving the consideration offered by the Employee in binding himself to these restrictions.

b.	The Employee expressly agrees that in the event of any suit which may be brought by the Company for any violation or threatened violation of this Agreement, including but not limited to a violation of the restrictive covenant and nondisclosure provisions hereof, any such breach or threatened breach shall entitle the Company to any and all of the following:

(i)	an order in any such suit enjoining him from violating said provisions, upon a court order to that effect, which may be entered at any stage of such litigation without the requirement to post bond, and any application for such injunction shall be without prejudice to any other right of action which may accrue to the Company by reason of the breach or threatened breach of this Agreement;

(ii)	an order in any such suit providing for the forfeiture of any and all of the compensation that may be due the Employee in the future; and

(iii)	an order in any such suit providing for such other damages as may be determined by an accounting for lost profits or diverted business.

c.	In the event it becomes necessary for the Company to enforce the covenant not to compete or any other provision of this Agreement, the Employee shall be liable for the payment of reasonable attorneys' fees, court costs and all ancillary expenses incurred by the Company.

d.	The remedies contained in this Agreement are cumulative and not exclusive.

e.	If any portion or portions of the covenant not to compete or the nondisclosure of Proprietary Property provisions contained herein shall be, for any reason, held invalid or unenforceable or deemed to be too excessive and, therefore, unenforceable, such portion or portions of the covenant(s) shall be reinterpreted by the court who shall have made such determination to requalify the limitations provided therein so as to make the covenant(s) enforceable, and the parties agree to be bound by such reinterpretations.

5

Sections 7, 8 and 9 of this Agreement shall survive any termination of this Agreement.

10.           TERMINATION. This Agreement may be terminated at any time by either party without prior notice. The Employee recognizes and agrees that employment is strictly at the will of the Company.

Termination hereunder shall terminate any further obligations of the Company except as specifically set forth in this Agreement. However, in no event shall the Employee's obligations under Sections 7, 8 and 9 of this Agreement terminate.

11.           NOTICES. All notices required to be given by this Agreement shall be made in writing either:

a.	by personal delivery to the party requiring notice; or

b.	by mailing notice to the party requiring notice, by certified mail, return receipt requested.

If to the Company: Epazz, Inc.	309 West Washington Street, Suite 1225
Chicago, Illinois 60606
Attn: Shaun Passley

With a copy to:	Daniel M. Loewenstein
Evans, Loewenstein, Shimanovsky & Moscardini, Ltd.
130 S. Jefferson Street, Suite 350
Chicago, Illinois 60661

If to the Employee:	Guy Metz
2929 Martin Road
East Lansing, MI 48823

The effective date of the notice shall be the date of delivery in (a) above or the date of mailing in (b) above.

12.           REPRESENTATION. The Employee represents that he does not have any mployment obligations which would conflict with his performance for the Company. The Employee further represents that he is not bound by any prior agreement which would prohibit him from entering into this Agreement with the Company, or fully performing his duties for the Company, and he agrees to hold the Company harmless from any litigation or claims arising from the breach of this representation.

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13.              ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all previous communications, negotiations, representations or agreements, either verbal or written, between the parties. No modification or waiver of this Agreement, or any part hereof, shall be effective unless in writing signed by the parties hereto.

14.              ASSIGNABILITY. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, he may not assign this Agreement or any of his rights, duties or obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Company, its successor and assigns.

15.              WAIVER. No waiver by either party of any failure to perform any requirement or provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other requirement or provision.

16.              SEVERABILITY. If any provision of this Agreement shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall not affect any other provision thereof or the validity or enforceability of this Agreement.

17.              CAPTIONS. The headings and titles used in this Agreement have been inserted for convenience of reference only and are to be ignored in any construction or interpretation of the provisions hereof.

18.              COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

19.              CONSTRUCTION. Gender references used herein shall be modified as required to meet the circumstances. Whenever the context so requires, the plural shall include the singular and vice versa.

20.              APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois.

21.              FORUM. The parties agree that any litigation between the parties shall be conducted before the Courts of the State of Illinois and do hereby consent to jurisdiction and venue in Cook County, Illinois

[Signature Page to follow on next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ATTEST:	EPAZZ, INC.

By:
Secretary	President

The Employee, by his signature hereto, acknowledges that he has had an adequate opportunity to review the foregoing Agreement with a lawyer or other business advisor of his choice, that he understands the content of this Agreement and he is signing this Agreement of his own free will without any duress or coercion.

EMPLOYEE:

GUY METZ

SOCIAL SECURITY NUMBER:

8

EXHIBIT A

DUTIES

EXHIBIT B

COMPENSATION

1.	Annual Gross Salary of Seventy-Five Thousand and no/100 Dollars ($75,000.00), payable biweekly, prorated for the Term.

2.	Employee shall have the right to select health insurance a list of healthcare plans in which the Company, Epazz, Inc., or any affiliates or subsidiaries of either, participates.

SCHEDULES

Schedule 1.1.1 Software and Know-How

Schedule 1.1.2 Copyrights/Trademarks/Licenses

Schedule 1.1.3 Equipment

Schedule 1.1.4 Computer Assets

Schedule 1.1.6 Contracts

Schedule 1.1.8 Inventory

Schedule 1.1.9 Accounts Receivable

Schedule 1.1.10 Prepaids

Schedule 2.6.1 Departing Customers

Schedule 4.4.4 Absence of Changes

Schedule 4.4.5 Discharge of Liabilities of Seller

Schedule 4.12 Third Party Consents

Schedule 4.13 Permits; Compliance; Reports; Clearances

Schedule 4.15 IRS/Tax Notices

Schedule 4.16 Customers and Suppliers

Schedule 5.4.1 Change in Financial Condition of Buyer

Schedule 5.4.2 Discharge of Liabilities of Buyer

SCHEDULE 1.1.1

SOFTWARE AND KNOW-HOW

Patents: None.

SCHEDULE 1.1.2

COPYRIGHTS/TRADEMARKS/LICENSES

None.

SCHEDULE 1.1.3

SCHEDULE 1.1.4

COMPUTER ASSETS

Enterprise Quality Manager (compliance and inspection management solution)

SCHEDULE 1.1.6

CONTRACTS

Software License Agreements (SLA) have no expiration date.

Unless specifically stated, all Hosting & Support agreements have automatic 1year renewal clauses that require 90 day notice to terminate. Subscription agreements will automatically renew for 1 year if not terminated 30 days prior to the end of the current subscription.

Customer Contracts

• ANAB/ACLASS- SLA, Hosting, Support, ELAP, DHS

o Support expires 12/31/2014 o Hosting expires 7/1/2014

• ASI Food Safety Consultants- Hosting, Support

o Hosting expires 1/1/2015

o Support expires 7/14/2014

• ASR - SLA, Hosting, Support

o Hosting & Support expires 12/31/2014

• City of Baltimore

o Hosting & Support expires 12/31/2014

• Dubai Municipality- SLA and 3 addendums

o N/A- customer is not currently supported

• Eagle - SLA, Service Agmt, Support

o Support expires 12/31/2014

• HHC- SLA, Service Agmt, Support and Support Addendum o Support expires 12/31/2014

• IAAR- SLA

• IAOB - SLA,Hosting, Support

o Hosting & Support expires 12/31/2014

• NABCB- Service Agmt

o N/A- customer is not currently supported

• NQA- Service Agmt, Subscription, Source Code Escrow Agmt

o Hosting expires 12/31/2014

o Subscription expires 1/26/2015

o Source Code Escrow Agmt- no expiration date

• PRI -Service Agmt, Subscription, Hosting o Hosting expires 12/31/2014

o Subscription expires 8/6/2014

• RTA- SLA and 4 addendums

o Support expires 9/16/2014

SCHEDULE 1.1.8

INVENTORY

None

SCHEDULE 1.1.9

ACCOUNTS RECEIVABLE

As of May 9, 2014

Name	Inv#	Inv Date	Due Date	Est Pmt	Amount
ANSI-ASQ National Accreditation Board	9260	4/30/20\4	5/15/2014	N/A	$2,500.00
ANSI-ASQ National Accreditation Board	9253	3/28/2014	4/28/2014	5/15/2014	$3,000.00
City of Baltimore	9231	2/26/2014	4/15/2014	5/15/2014	$12,958.50
City of Baltimore	9262	5/5/2014	6/19/2014	7119/2014	$17,775.00
IAPMO	9261	4/30/2014	5/3112014	5/3112014	$562.50
IAPMO	9259	4/30/2014	5/31/2014	5/31/2014	$2,100.00
Independent Association of Accredited Reg	9167	11/1/2013	12/1/2013	N/A	$522.22
International Automotive Oversight Bureau	9264	5/5/2014	5/5/2014	N/A	$600.00
International Automotive Oversight Bureau	9215	12/3112013	4/30/2014	N/A	$3,750.00
ISO	9265	5/5/2014	6/5/2014	6/5/2014	$2,500.00
National Quality Assurance USA	9228	2/5/2014	2/14/2014	5/15/2014	$847.50
National Quality Assurance USA	9245	3110/2014	3/25/2014	3/10/2014	$1,000.00
National Quality Assurance USA	9263	5/6/2014	5/21/2014	5/2112014	$1,000.00
Performance Review Institute	9257	4/24/2014	5/9/2014	5/12/2014	$600.00

Credit re City of Baltimore	($8,639.00)
TOTAL AIR Credited to jadian	$41,076.72
Closing Day Credits:
IAAR Invoice (to be collected by jadian)	($522.22)
ANSI-ASQ National Accreditation Board (collected 5/9/2014)	($2500.00)
International Automotive Oversight Bureau (collected 5/9/2014)	($600.00)
International Automotive Oversight Bureau (collected 5/9/2014)	($3,750.00)
FINAL A/R credited to jadian	$33,704.50

SCHEDULE 2.6.1

DEPARTING CUSTOMER

Name	12 Mo Trailing
American Systems Registrar LLC	24,250.00
ANSI-ASQ National Accreditation Board	85,085.51
ASI Food Safety Consultants Inc.	8,297.14
City of Baltimore	29,093.00
EAGLE Registrations Inc.	10,929.14
Health and Hospital Corporation of Marion	17,374.72
IAPMO	16,324.50
Independent Association of Accredited Reg	5,168.79
International Automotive Oversight Bureau	18,109.38
lntertec Systems LLC I RTA	71,281.41
National Quality Assurance USA	197,879.50
Performance Review Institute	22,775.00
TOTAL	506,568.09

SCHEDULE 4.4.4

ABSENCE OF CHANGES

None

SCHEDULE 4.4.5

DISCHARGE OF LIABILITIES OF SELLER

Seller made the following payments on the SBA Loan:

March 3, 2014 in the amount of $17,807

March 6, 2014 in the amount of $65,243

SCHEDULE 4.12

THIRD PARTY CONSENTS

The Contracts listed in Schedule 1.1.6 require the consent of the counter-party. Per the Agreement, Seller will work with Buyer to obtain such consents post-closing.

SCHEDULE 4.13

PERMITS; COMPLIANCE; REPORTS; CLEARANCES

None

SCHEDULE 4.16

CUSTOMERS AND SUPPLIERS.

• American Systems Registrar, LLC

• ANSI-ASQ National Accreditation Board

• ASI Food Safety Consultants, Inc.

• City of Baltimore

• EAGLE Registrations, Inc

• Health and Hospital Corporation of Marion County

• IAPMO

• Independent Association of Accredited Registrars

• International Automotive Oversight Board

• Intertec Systems LLC

• ISO

• National Quality Assurance, USA

• Performance Review Institute

Database Customers

• ABS Quality Evaluations

• American Petroleum Institute

• American Systems Registrar, LLC

• DEKRA Certification Inc

• EAGLE Registrations Inc

• HSB Registration Services

• National Quality Assurance, USA

• Orion Registrar

• Performance Review Institute

• Perry Johnson Registrars

• Smithers Quality Assessments

• TUV Rheinland of North America

• TUV SUD America

Suppliers

• Accident Fund

• ACD.Netlnc

• Anderson Stull & Associates

• Blue Cross & Blue Shield

• Boingo

• Capital Imaging

• Comodo

• Crash Plan Pro

• Enom

• Federal Express

• Fifth Third Bank

• GITHub

• Kall8

• Microsoft

• MyFax

• NewEgg

• Provantage

• Salesforce.com

• Staples

• The Hartford

• WebEx

• Z-payroll

SCHEDULE 5.4.1

CHANGE IN FINANCIAL CONDITION OF BUYER

None

SCHEDULE 5.4.2

DISCHARGE OF LIABILITIES OF BUYER

None

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement is made as of May 9, 2014, by and between Epazz, Inc., an Illinois corporation (the "Company"), and Karen Griggs (the "Consultant").

WHEREAS, the Company is in need of certain services in order to be successful in the management of the business being transferred pursuant to the Asset Purchase Agreement dated May 9, 2014;

NOW, THEREFORE, in consideration of the premises, and of the covenants, agreements, representations, and warranties made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. SERVICES PROVIDED/DUTIES

The Consultant shall be available by phone between the hours of 9 AM and 5 PM EDT8am to 5pm central, Monday through Friday, to provide the following services between May 12, 2014 and May 30, 2014. Consultant will thereafter supply services on mutually agreeable projects on an as-needed basis taking into consideration Consultant's other employment responsibilities and availability:

A.	Consulting services, including, but not limited to:
i.	Active participation in conferences with Company officers and others as designated by Company officers.
ii.	Provide non-legal, experience-based professional advice on client relationships, including, but not limited to, advice regarding:
a.	Insights on the client contract terms
b.	Methods of resolving contractual terms, such as insurance requirements.
c.	Techniques used to maximize the duration of the contractual relationship. insights on relationship with clients that are either:
v.	iv. Such other reasonable services as requested by Officers of the Company within the marketing and sales functional area and agreed to by Consultant.
B.	The Consultant shall maintain an accurate and complete record of the time expended; and to report such information to the Company on a weekly basis (or such other basis as the Company may from time to time direct), in such manner and on such form as the Company may from time to time require. Time is charged for work performed whether it takes the form of in person meetings, telephone consultations, research, drafting, negotiations, discussions with third parties, or travel on your behalf and is charged in 6 minute increments.
C.	The Consultant shall at all times use commercially reasonable efforts to perform all duties referenced herein.

2. COMPENSATION AND PAYMENT

The Consultant and Kim Griggs shall collectively provide the Company with eighty (80) hours of consulting services free of charge between the date of this Agreement and June 9, 2014. If Consultant and Kim Griggs collectively provide Buyer with more than eighty (80) hours of consulting services prior to June 9, 2014, Consultant shall be compensated for any such additional consulting services at the rate of $75/hour through June 9, 2014, and at the rate of $150/hour after June 9, 2014.

Consultant shall bill Epazz semi-monthly to provide an opportunity to monitor costs and fees involved. Payment for the fees and costs identified in the monthly invoice is due within 5 days of receipt.

3. TERM

This Agreement shall commence as of the date hereof, and shall continue through June 9, 2014.

4. RELATIONSHIP

It is understood by and between the parties hereto that:

a.	The relationship between Company and the Consultant is that of an Independent Consultant, and accordingly, the Company will not deduct any sums from the compensation paid the Consultant for Federal, State and/or local taxes;

b.	The Consultant shall have no authority to bind Company, without the pnor written consent of Company;

c.	Company shall fully reimburse Consultant for all fees and expenses directly related to conduct of business and includes such things as travel, photocopying, supplies, courier or delivery services, long distance telephone charges; and

d.	Company, on behalf of itself and its clients, reserves the right from time to time to establish reasonable rules and regulations governing the provision of services by the Consultant. The Consultant agrees to fully comply with such rules and regulations as Company may prescribe from time to time taking into consideration Consultant's other employment obligations

5. ASSIGNMENT

This Agreement may not be assigned by either party without the prior written consent of the other. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6. LAW GOVERNING

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to the choice of law principles of the State of Texas.

7. NONDISCLOSURE OF PROPRIETARY PROPERTY

a.	The Consultant acknowledges and agrees that in the course of providing services for the Company that the Consultant may acquire and/or the Company may provide the Consultant with, or access to information regarding the business, procedures, activities and services of the Company, including but not limited to, memoranda; files; forms, techniques, methods and procedures; programs; client accounts and customer lists; costs and prices of the Company; client needs, requirements and business affairs; records; manuals; computer data, software, and databases, and other trade secrets and confidential information which gives or could give the Company a competitive advantage in the marketplace (hereinafter referred to collectively as the "Proprietary Property") as is necessary or desirable to assist him in his activities on behalf of the Company. The Consultant hereby acknowledges that the Proprietary Property is the sole and exclusive property of the Company, that the Proprietary Property is a valuable, special and unique asset of the business of the Company, developed at considerable expense to the Company, and is not available to the public at large or other persons engaging in businesses which are the same as or similar to the business of the Company.

b.	The Consultant covenants and agrees that the Consultant shall not, while in the service of the Company, or thereafter, communicate or divulge to, or use for the benefit of himself or any other person, firm, association or corporation, without the prior written consent of the Company, any information in any way relating to the Proprietary Property. The Proprietary Property shall remain the sole property of the Company and upon termination of this Consulting Services Agreement with the Company, for any reason the Consultant shall thereupon return all Proprietary Property (including, without limitation, all lists, documents or other types of records and any written, typed, printed or computer stored materials identifying the clients of the Company or the personnel of clients, together with any and all data involving advertising techniques, processing techniques, manuals, materials, programs, methods or contracts) in his possession or control to the Company. The Consultant shall have no right to retain copies of such Proprietary Property after the termination of this Consulting Services Agreement with the Company, without the express written consent of the Company.

c.	The covenants on the part of the Consultant contained in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement. Should a claim or cause of action arise between the Company and the Consultant, the content of Section 7 shall not apply to disclosure, etc to Consultant's legal counsel and evidence in any legal proceeding.

8. COVENANT NOT TO COMPETE

a.	The Consultant expressly covenants and agrees that for a period of two (2) years after the termination of this Consulting Services Agreement with the Company, within the United States, the Consultant will not engage in any business or perform any service, directly or indirectly, in competition with the business of the Company, or have any interest, whether as proprietor, partner, member, manager, employee, stockholder, principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise that is, directly or indirectly, in competition with the business of the Company.
b.	In the furtherance of the foregoing and not in limitation thereof, the Consultant agrees that during the term hereof and for a period of two (2) years after the termination of this Consulting Services Agreement with the Company, the Consultant shall not, directly or indirectly, solicit or service in any way, on behalf of himself or on behalf of or in conjunction with others, any client or customer, or prospective client or customer who has been solicited or serviced by the Company within one (1) year prior to the termination of this Consulting Services Agreement.
c.	In furtherance of the foregoing and not in limitation thereof, the Consultant agrees that for a period of two (2) years after the termination of this Consulting Services Agreement with the Company, the Consultant shall not, directly or indirectly, for himself or any enterprise engaged in competition with the Company, solicit for employment or employ any employee or independent contractor who is then employed or retained by the Company or who has been employed or retained by the Company within one (1) year prior to the termination of this Consulting Services Agreement.
d.	The covenants on the part of the Consultant contained in this Section 8 shall be construed as an agreement independent of any other provision in this Agreement. Notwithstanding anything to the contrary contained herein, however, if Company defaults on its obligations under that Promissory Note from Company to Jadian Enterprises, Inc., or Security Agreement between Company and Jadian Enterprises, Inc., both of even date herewith, and such default remains for a period of thirty (30) days following the date on which Company receives written notice of such default from Jadian Enterprises, Inc., the restrictions contained in this Section 8 shall automatically terminate.

9. REMEDIES

a.	Except as specified in Paragraph 7c, the Consultant understands that this Agreement contains a restrictive covenant and prohibits the disclosure of the Proprietary Property of the Company and acknowledges the reasonability of said provisions, and does herewith expressly acknowledge that his breach of this Agreement will not be adequately compensated by money damages. The Consultant acknowledges that the restrictions contained in this Agreement are a reasonable and necessary protection of the legitimate interests of the Company and that any violation of these restrictions would cause substantial irreparable injury to the Company. The Consultant further acknowledges that the Company would not have entered into this Agreement with the Consultant without receiving the consideration offered by the Consultant in binding himself to these restrictions.
b.	The Consultant acknowledges that in the event of any suit which may be brought by the Company for any violation or threatened violation of this Agreement, including but not limited to a violation of the restrictive covenant and nondisclosure provisions hereof, any such breach or threatened breach may entitle the Company to any and all of the following:
(i)	an order in any such suit enjoining from violating said provisions, upon a court order to that effect, which may be entered at any stage of such litigation without the requirement to post bond, and any application for such injunction shall be without prejudice to any other right of action which may accrue to the Company by reason of the breach or threatened breach of this Agreement;
(ii)	an order in any such suit providing for the forfeiture of any and all of the compensation that may be due the Consultant under this Agreement in the future; and
(iii)	an order in any such suit providing for such other damages as may be determined by an accounting for lost profits or diverted business.
c.	In the event it becomes necessary for the Company to enforce the covenant not to compete or any other provision of this Agreement, the Consultant shall be liable for the payment of reasonable attorneys' fees, court costs and all ancillary expenses incurred by the Company should the Company prevail in their enforcement action.
d.	The remedies contained in this Agreement are cumulative and not exclusive.

e.	If any portion or portions of the covenant not to compete or the nondisclosure of Proprietary Property provisions contained herein shall be, for any reason, held invalid or unenforceable or deemed to be too excessive and, therefore, unenforceable, such portion or portions of the covenant(s) shall be reinterpreted by the court who shall have made such determination to requalify the limitations provided therein so as to make the covenant(s) enforceable, and the parties agree to be bound by such reinterpretations.

Sections 7, 8 and 9 of this Agreement shall survive any termination of this Agreement as long as such termination is not the fault of the Company.

10. PRONOUNS

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written below.

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